UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2011

(Date of Earliest Event Reported)

BlackBox Semiconductor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52982	74-3197968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1462 Erie Boulevard

Schenectady, New York 12305

 (Address of principal executive offices)

(518) 935-2830

 (Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  We do not have any material revenues or source of income.  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations with respect to our recently acquired business which is the primary subject of this report, as well as our plans to wind down our existing internet-based business.  These statements are expressed in good faith and based upon what we believe are reasonable assumptions, but there can be no assurance that these expectations will be achieved or accomplished. You can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continues" or the negative of these terms or other comparable terminology.  We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us.  Some specific factors and statements that are forward looking statements and necessarily subject to uncertainties include, without limitation: our need for money and ability to raise capital; items contemplating or making assumptions about the progress of our research and development activities; our ability to raise the necessary capital in order to sustain our operations; our ability to further acquire, hold and defend our intellectual property; changes in the industry and new competing technologies that arise; the development, commercialization and market acceptance of our recently acquired liquid semiconductor technologies and other related technologies; the cost to complete the development and commercialization of these technologies; and the presumed size and growth of our targeted markets, all of which constitute forward-looking statements.

These risk factors should be considered in addition to our cautionary comments concerning forward-looking statements in this Report. Additional risks not described above, or unknown to us, may also adversely affect the Company or its results.  Readers should reference our “Risk Factors” section below for additional substantial risks relating to our Company and securities.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC from time to time which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

Forward Split and Use of Terms

Except as otherwise indicated by the context, references in this report to (i) “Parent”  refers to the parent company itself, BlackBox Semiconductor, Inc., a Nevada corporation formerly known as Visitrade, Inc., (ii) the “Company”, “we”, “us”, or “our”, refer to the combined business of  Parent, together with its wholly owned newly acquired subsidiary BlackBox Semiconductor, Inc., a Delaware corporation, (ii) “BlackBox” or “BlackBox Delaware” refers to our newly acquired business of BlackBox Semiconductor, Inc., a Delaware corporation and (iv) “Forward Split” refers to the 20 for 1 forward split of the Parent’s stock effective as of June 10, 2011, (v) “SEC” are to the United States Securities and Exchange Commission, (vi) “Securities Act” are to Securities Act of 1933, as amended, and (vii) “Exchange Act” are to the Securities Exchange Act of 1934, as amended.

All references herein to share amounts and pricing information contained in this Report are as adjusted to give effect to the recent Forward Split.

Amendment No. 1 To Current Report On Form 8-K

This Amendment to Current Report on Form 8-K of BlackBox Semiconductor, Inc. is amended and restated so as:

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To correct a typographical error  under Item 4.01so as to correct the date of cessation of Peterson Sulivan, LLP as independent auditor of the financial statements of our newly acquired subsidiary, BlackBox Delaware, from June 3, 2011 to June 6, 2011, the correct date of resignation immediately after our BlackBox Acquisition;

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include an additional exhibit incorporating the unaudited financial statements of BlackBox Delaware, at March 31, 2011; and

•

incorporate by reference the financial statements of the Company from our previous reports.

No other changes are contained herein

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TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements	i
Table of Contents	ii
Item 1.01 Entry Into A Material Definitive Agreement. And Item 2.01 Completion of Acquisition or Disposition of Assets	1
Share Exchange Agreement with Shrink Nanotechnologies, Inc.	1
Description of Business	1
Competition	5
Properties	7
Risk Factors	8
Management’s Discussion and Analysis of Financial Condition and Results of Operations	20
Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act	25
Security Ownership of Certain beneficial Owners and Management	27
Changes of Control	28
Executive Compensation	29
Certain Relationships and Related Transactions	30
Legal proceedings	31
Market for Registrants Common Equity and Related Stockholder Matters	31
Dividends	31
Recent Sales of Unregistered Securities (See Item 3.02 Below)	32
Description of Capital Stock	33
Anti-takeover Effects of Articles of Incorporation and By-Laws	34
Transfer Agent and Registrar	35
Shares Issuable For Future Sale	35
Item 3.02 Unregistered Sales of Equity Securities	36
Item 4.01 Changes in Registrant’s Certifying Accountants	37
Item 7.01 Regulation FD Disclosure	38
Item 8.01 Other Matters	38
Adoption of BlackBox Semiconductor, Inc. 2011 Stock Incentive Plan	38
Forward Split June 10, 2011	38
Item 9.01 Exhibits	39

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Item 1.01 Entry Into A Material Definitive Agreement.

And

Item 2.01 Completion of Acquisition or Disposition of Assets.

Share Exchange Agreement with Shrink Nanotechnologies, Inc.

Effective as of June 3, 2011 (the “Closing Date”), BlackBox Semiconductor, Inc., f/k/a Visitrade, Inc., a Nevada corporation (the “Company”, “we”, or “us”), completed the closing of its acquisition of BlackBox Semiconductor, Inc., a Delaware corporation (“BlackBox”) from Shrink Nanotechnologies, Inc. (Symbol “INKN”) (“Shrink” or the “Seller”), pursuant to a Share Exchange Agreement (the “Share Exchange”) entered into on the June 3, 2011 (the “BlackBox Acquisition”) with Shrink.

As consideration for the acquisition of BlackBox, we (i) agreed to pay $75,000 in cash within 60 days of the Closing Date, which payment due date was subsequently extended to December 31, 2011, and (ii) issued an aggregate of 27,030,000 shares of our common stock, par value $0.001 per share to Shrink (the “Exchange Shares”), or, approximately 19% of our outstanding stock as of the date immediately after the Closing Date. In exchange therefore, we received (i) all of the shares of BlackBox resulting in BlackBox becoming our wholly owned subsidiary, and (ii) 14,000,000 shares of the common stock, par value $0.001 per share, of Shrink (the “Shrink Consideration Shares”). See “Item 3.02 Unregistered Sales of Equity Securities,” below for additional information relating to these securities issuances.

Shrink is controlled in part by Noctua Fund, L.P. (“Noctua Fund”), and its manager, Noctua Fund Manager, LLC (“NFM”) which in turn, is controlled by James B Panther, II and Mark L. Baum. Prior to the transaction, NFM was already a control person and majority shareholder of the Company. These persons and entities are now therefore control persons of both the Company and Shrink. Accordingly, as a result of the inherent conflicts of interest, the BlackBox Acquisition was approved by independent and disinterested directors of Shrink and of the Company.

As a result of the completion of the BlackBox Acquisition, the assets, operations and business of BlackBox has become our primary and only material business, operations and assets.

The Company intends to wind down or liquidate its current operations as an online retailer of aftermarket Triumph motorcycle parts and accessories. The Company does not have any material liabilities from this business segment.

Accounting Treatment

Because we had minimal operations prior to the acquisition of BlackBox and have thus succeeded to their business, BlackBox is considered the financial acquirer of the Company for accounting purposes and the accounting and financial statements of BlackBox are those of the Company.

Description of Business

Our BlackBox subsidiary was formed in Delaware on October 28, 2010 by Shrink for the purposes of acquiring and holding certain licenses, specifically, those related to the University of Chicago. We acquired BlackBox under the BlackBox Acquisition effective as of June 3, 2011.

Our primary asset and business immediately after the BlackBox Acquisition is BlackBox and its intellectual property and licenses. Specifically, BlackBox’s primary asset is its license from the University of Chicago (“Chicago License”) to commercialize certain technology and intellectual property that increases performance of certain solution-based, inorganic, semiconductor nanomaterials. These nanomaterials are used to create liquid semiconductor materials that can be deposited (e.g., printed or sprayed) to form certain semiconductor films and other structures for use in a multitude of semiconductor device applications. This technology and related intellectual property was developed primarily as a result of the research of Dr. Dimitri Talapin at the University of Chicago.

BlackBox is a technology development and application company dedicated to the commercial adoption of a chemistry platform we call LiquidSemiTM Solutions. We have licensed methods for chemical manufacturing of high-performing, liquid semiconductors incorporating nanoscale materials. Nanoscale materials, or nanomaterials or nanostructures, are less than one-billionth of a meter in size. Nanoscale materials exhibit unique electronic, optical, and magnetic properties that cannot be obtained from the same materials in their traditional size and forms. Our LiquidSemiTM chemistries improve the electronic properties of solution-processed semiconductors by replacing previously insulating materials with our patent-pending “electronic glue” materials that increase electronic communication between the nanostructures and throughout the manufactured semiconductor material. The primary anticipated applications of these technologies are in the electronics and renewable energy business sectors. Currently, organic based semiconductors are being used. We believe, however, that liquid-processed semiconductor materials such as ours will replace certain traditional semiconductor materials used in current devices. In addition, our technology has the potential to result in new, revolutionary semiconductor materials.

What follows are some examples of technological and/or cost benefits of our liquid-based semiconductor and “electronic glue” chemistries versus competing technologies:

Better Material Performance.

Our research indicates, to date, that semiconductor thin-films produced using our proprietary liquid semiconductor chemistries exhibit higher electronic performance versus competing solution-based technologies, including solution-based organic and other inorganic semiconductor nanomaterial chemistries. We believe our materials are also more stable to oxidation and photo-oxidation processes than previously attempted solution-processed inorganic semiconductor nanomaterial and current organic semiconductor methods.

Less Expensive Capital Equipment and Facilities.

Traditional semiconductor (e.g., non-liquid) fabrication techniques require large scale investments in capital equipment and facilities to produce the quality and volumes necessary for various semiconductor applications. Because our semiconductor technology is based on the manufacture and deposition of liquid chemistries, we believe that up-front capital outlays and on-going fixed costs would be significantly lower using our methods.

High Yield and Lower Cost Processing.

The use of liquid-processed semiconductors allows for printing and other high-throughput manufacturing techniques. In addition, we will be able to manufacture over large areas using liquid-processed semiconductors. We believe that these methods are advantageous versus traditional semiconductor methods (e.g., non-liquid) by improving manufacturing yields and lowering manufacturing costs.

Unique Capabilities Today.

Our LiquidSemiTM chemistry platform can be used to manufacture materials for existing semiconductor applications. Our liquid-processed semiconductors can be designed and engineered for specific optical properties, including the absorption or emission of light. In addition, the same platform and chemistries can produce semiconductor solutions that have specific electronic properties. Unlike traditional semiconductor materials, our liquid semiconductors can be manufactured on substrates that are flexible and may provide new opportunities for device integration and development.

Revolutionary Capabilities Tomorrow.

Our LiquidSemiTM chemistry solutions include nanoscale materials. Nanoscale materials can exhibit unique and desirable electronic, optical, magnetic and other properties that cannot be replicated in the same materials on a larger scale. We have shown the ability to preserve these structures while maintaining the required semiconductor electronic and optoelectronic performance. The ability to design and integrate nanoscale materials into our liquid-processed semiconductors provides the potential for revolutionary technology in renewable energy and electronics applications.

Description of Chicago License Terms

The material terms of the Chicago License provide for a sixteen (16) year license to BlackBox for any application excluding thermoelectric devices. As consideration, we are required to pay a license fee of $25,000 per year and are required to have successfully commercialized the technology by the end of the eighth (8th) year (2018). Additional specific details relating to the Chicago License is provided in the section below titled “Management’s discussion and analysis of financial condition and results of operations.”

Revenue Model

We expect to derive the majority of our revenue from license fees, recurring royalties, and material supplies associated with this technology. We intend to continue our development efforts to further strengthen and expand our patent portfolio across out technology platform.

Our Technology

BlackBox has developed new chemistries that incorporate inorganic semiconductor, metal and other nanostructure materials with proprietary chemical components that we call “electronic glues”. These semiconductor chemistries are manufactured, maintained and deposited in liquid form to create solid semiconductor layers and structures. The semiconductor liquids can be deposited using printing and other high-throughput techniques. Once deposited in liquid form, the semiconductor and electronic glues materials are treated to create a solid semiconductor layer. These liquid-processed semiconductor materials have application for a wide range of existing and next generation devices in the electronics and renewable energy industries.

Semiconductor Technology Overview

Semiconductor materials and devices are vital components of the wide and varied renewable energy and electronics industries, including certain transistors, sensors, solar cells, and light-emitting diodes. Semiconductor materials require certain electronic performance to be effectively used in electronic devices. To achieve high performing materials, traditional fabrication of semiconductor materials has involved capital intensive and highly controlled manufacturing techniques. These methods produce semiconductor crystalline wafers and films that are high performing but are typically limited to non-flexible and smaller area form factors.

Manufacturing of semiconductor materials from liquids has been previously developed with the expectation of lowering capital investment, lowering manufacturing costs via printing and other high throughput processes, and enabling semiconductor use for larger area and flexible substrate devices. Liquid-processed semiconductors incorporating nanomaterials have previously resulted in finished semiconductor materials with poor electronic performance that have prevented them from achieving commercialization and wide scale adoption.

BlackBox Semiconductor Technology

The Chicago License provides us with an exclusive right to further develop and commercialize liquid semiconductor technology invented at the University of Chicago. Our technology includes the development and manufacture of chemistries for certain inorganic semiconductor, metal, and other nanostructure materials including patent-pending chemistries and techniques that we call “electronic glues”. These electronic glues increase the electronic communication between nanostructures and throughout the liquid-processed semiconductor. This result enables the effective and efficient use of liquid-processed and printable semiconductors. We can manufacture combinations of nanomaterials and electronic glues to create liquid semiconductor chemistries that can be used for numerous applications such as thin film photovoltaics, light emitting diodes, and printed transistors.

We call our liquid semiconductor chemistry platform, including combinations of nanoscale materials and electronic glues, LiquidSemiTM Solutions. Once deposited, the LiquidSemiTM materials can be treated at low temperature to anneal the nanomaterial and electronic glue components into a solid semiconductor layer. Previous techniques for making inorganic semiconductor films from liquid-processed nanomaterials have been unsuccessful because of their lack of electronic performance. Using our liquid semiconductor technology, we have shown electronic performance that is significantly higher than previous methods for manufacturing liquid semiconductors incorporating inorganic nanoscale materials and also versus existing liquid semiconductor technologies based on organic chemistries. Compared to prior methods for manufacturing liquid-processed semiconductors including nanoscale materials, we believe our technology has additional advantages including the preservation of nanoscale structures in high performing semiconductor films and improved stability.

Applications and Markets

Printed Electronics

Our LiquidSemiTM materials can be deposited in liquid form and have the potential to be used for printed circuits, RFID, thin-film transistors and in a variety of applications requiring large areas and flexible substrates. Our technology development to date shows that liquid deposited materials in prototype transistor devices can achieve electronic performance that is significantly greater previously attempted using liquid-processed, inorganic semiconductor nanomaterials and also those using organic materials. We believe that the electronic performances can be improved by further development of the materials and optimization of the devices.

Sensors and Imaging

Our LiquidSemiTM chemistries can be engineered to absorb a range of specific electromagnetic wavelengths. These absorbed energies can be transferred to create charge or emit light as confirmation of the detected wavelength. It is useful in some applications to convert these detected energies to produce digital images. Traditional semiconductor materials are incorporated into a range of sensor, detection, and resulting imaging devices. We believe our technology can be used in similar applications to produce lower cost and larger area devices.

Solar Fuel Materials

We believe our LiquidSemiTM chemistry platform can be used to manufacture catalyst materials that can help produce hydrogen fuel from water. By incorporating nanostructures into our materials design process we believe we can design materials that are both optimized for absorbing sunlight and electronically tuned for splitting water molecules to produce hydrogen. Once stored, hydrogen can be used as a fuel source for fuel cells to create on-demand energy. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. By using the sun’s energy, these materials could present a method for producing a renewable, reliable, and clean fuel.

Solid-state Lighting and Display

Next generation solid-state lighting and electronic display applications can benefit from the use of solution-processed, semiconductor nanostructures that can be designed to efficiently emit light. These materials can be used to optimize color and light qualities. Devices incorporating these materials have been shown to consume less power versus traditional or organic-based devices. In addition, these materials can be manufactured using high-throughput deposition processes over large areas and using flexible or rigid substrates.

Thin-film Photovoltaics

Non-silicon, thin-film solar cells are gaining popularity because of their ability to take advantage of a broader range of the solar spectrum and for their low cost manufacturing techniques. Applicable technologies undergoing commercialization include CIGS, CdTe, and multi-junction compound semiconductor devices. We believe that our liquid semiconductor chemistry solutions are applicable to these markets to replace existing methods for manufacturing semiconductor layers in photovoltaic devices. LiquidSemiTM Solutions can be used with rigid or flexible substrate devices and utilize high volume deposition techniques. In addition, our semiconductor thin-films can retain certain nanostructures and maintain electronic performance. Semiconductor nanostructures have been identified as potential paths for creating next-generation, ultra-efficient solar devices.

Business Model

General

Our goal is to develop our licensed technology for commercialization via licensing and/or sale of materials. Whenever feasible, we intend to be actively involved in the commercialization of our technology in order to accelerate the process of bringing products to market. We intend to accomplish this by entering into one or more licenses for, or otherwise develop various technologies that we need and sometimes further developing or combining them for commercialization.

We intend to further develop our Chicago License, as well as continue to acquire, license and develop new intellectual property from time to time. It is our intent to use this intellectual property portfolio to develop recurring revenue streams by licensing our technology to others. For certain high potential products and technologies, we may participate in the commercialization process beyond simply licensing our technology. In these cases we may manufacture and supply liquid semiconductor or liquid-processed semiconductor materials. We would engage in these efforts where we can gain additional value through more active participation and potentially decrease the time required to bring liquid semiconductor enabled products to market. We may also need to sublicense our technologies to more established semiconductor manufacturers in order to do this.

Much of our intellectual property and technology development will include liquid-processed semiconductors that are intended to replace previous existing technologies. As such, additional development work is required before end-use products can be manufactured using these technologies. To aid in the process of commercialization of our liquid semiconductor technologies, we will likely seek additional funding from both government entities and interested corporations. These relationships should allow us to leverage resources, accelerate technology and application development, and to establish relationships with potential customers of our technology.

Our Strategy

Our initial focus will be to foster the commercial adoption of our LiquidSemiTM technology for the low-cost manufacture of high-performing semiconductors in current and next generation device applications within the renewable energy and electronics industries. The key methods for executing this strategy are:

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Work with commercial partners to optimize our LiquidSemiTM Solutions for end-use applications,

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Expand our intellectual property portfolio in conjunction with the continued development of our unique and patent pending chemistries, and

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Implement technology licensing programs and material supply relationships to further commercialize our intellectual property across our technology platform and for a broad range of applications.

Competitive Strengths

Unique Patented and Platform Technology

Our technology is intended to create high-performing semiconductor solids from liquid-processed semiconductor nanomaterials. Our portfolio includes pending patents that support our “electronic glue” platform chemistry and we will continue to strengthen our intellectual property position as we further develop and expand our technology. Our chemistries are capable of working with a range of semiconductor, metal, and other nanostructured materials. The ability to incorporate possible combinations of material properties and capabilities into our liquid semiconductor process strengthens our ability to design and optimize these semiconductor systems for current and next generation applications across a range of markets. We believe this platform capability will allow us to maximize our relationships with commercial partners for the eventual sale of products and for out-license opportunities.

Improved Electronic Performance

Previous techniques for making inorganic semiconductor films from liquid-processed nanomaterials have been unsuccessful because of their lack of electronic performance. Using our liquid semiconductor technology, we have shown electronic performance that is significantly higher than previous methods for manufacturing liquid semiconductors incorporating inorganic nanoscale materials and also versus existing liquid semiconductor technologies based on organic chemistries. Compared to prior methods for manufacturing liquid-processed semiconductors including nanoscale materials, we believe our technology has additional advantages including: the preservation of nanoscale structures in high performing semiconductor films and improved stability.

Competition

There are numerous experienced, well established, and well capitalized competitors in all of the markets we seek to exploit. Most of the competitive companies and organizations have far greater capital and strategic resources. Many companies using traditional semiconductor technologies that we seek to displace or improve may already have market penetration and acceptance. Therefore, even if our technologies are successful, no assurance can be made that we will be able to compete effectively.

We believe that our liquid semiconductor technology will compete primarily against various semiconductor materials manufacturers, certain manufacturers of semiconductor devices, and other liquid-processed semiconductor technology companies.

Manufacturers of Traditional Semiconductor Devices

We do not intend to manufacture semiconductor devices. Rather we intend to focus on developing and commercializing our patent-pending liquid semiconductor technology for out-license and material supply opportunities. However, our technology is meant to replace traditional semiconductor components in current applications which will require that we compete effectively in existing markets for the original equipment manufacturers in order to succeed. Examples per application include:

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Thin-film Photovoltaics: First Solar, Uni-Solar, Sharp Electronics Corporation, Wurth Solar, Honda Soltec, Ascent Solar

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Display and Lighting: Samsung Electronics Co., Ltd., Osram Sylvania, Philips Electronics N.V., and

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Sensor Applications: NEC Corporation, Toshiba, Sharp

Traditional Elemental and Materials Supply Companies

We intend to sub-license technology or supply liquid semiconductor materials to manufacturers of semiconductors for use in devices in the electronics and renewable energy industries. Companies that focus on providing semiconductor materials, compounds, and catalysts to manufacturers in these existing markets can be considered competitive. Companies supplying materials to these markets include Dow Chemical, Umicore, and 5N Plus among others.

Other Liquid-Based Semiconductor Technologies.

Our proprietary chemistries for producing electronic glue and liquid-processed semiconductors are currently based on inorganic, nanoscale semiconductor materials. Inorganic and organic, liquid-processed semiconductors have been the subjects of much research, development, and commercial progress in applications that we might seek to develop. Our technology is primarily based on nanoscale structures and electronic glues manufactured via wet chemistry and their deposition and treatment to create solid semiconductor films or structures. There are competing technologies that are based on introducing larger than nanoscale semiconductor materials into liquids or various semi-liquid forms for processing semiconductor thin film or structures. In addition, there are likely ongoing efforts to improve electronic performance in historical methods for using liquid-processed semiconductors incorporating nanoscale materials. Competition in this regard could include companies such as: Innovalight, Konarka, Kovio, Nanosolar, Nanosys, Plextronics, QD Vision, Solexant, and Universal Display Corporation. Other newly created companies or larger corporations investigating these methods could present further competition for our efforts.

Academic, Corporate R&D, and Government Labs.

Our liquid semiconductor chemistries includes nanoscale materials and chemical components (electronic glues) that allow for the deposition (e.g., printing or spraying) and manufacture of high performance semiconductors. We have licensed this technology from the University of Chicago and believe it is unique. Other academic centers in the United States including Massachusetts Institute of Technology, University of California, Berkley and University of Pennsylvania are known to be investigating methods to achieve similar performance characteristics from inorganic semiconductor nanomaterials. In addition to academic centers, corporate research and development groups, and various government labs throughout the world may be working on competing technologies to our electronic glue platform for liquid semiconductors.

Sources and Availability of Raw Materials

Our technologies are dependent on materials and chemicals that we believe are readily available in the market place at cost effective rates. Chemicals we acquire are sourced from commercially available distributors.

Intellectual Property

University of Chicago Exclusive License Agreement

Pursuant to the exclusive license agreement with the University of Chicago, BlackBox has the exclusive, worldwide right to use and sublicense Chicago’s patent-pending Materials and Methods for the Preparation of Nanocomposites (US PTO Application No. PCT/US10/32246) BlackBox also was granted the exclusive worldwide right to use and sublicense future patent applications filed by the University of Chicago based on certain other patentable technologies described in the Chicago License. BlackBox’s license is applicable to all fields of use other than thermoelectric applications. While the license is exclusive to BlackBox within fields of use other than thermoelectric applications, the University of Chicago has reserved the rights in the underlying technology for all educational and non-commercial research purposes.

The Intellectual Property Licensed

The technology being licensed is based on Professor of Chemistry Dmitri Talapin’s “electronic glue” chemistry. This technology, management believes, has various commercial applications where more efficient transfer of charges between nanomaterials is desired, such as printed transistors, printed solar cells and printed sensors.

Term and Termination

The license granted by the University of Chicago is for worldwide usage by BlackBox for period of at least eight years and renewable for an additional eight years based on successful commercialization of the technology by the end of the first eight year term. The Chicago License requires, among other things, that we commercialize our products by 2018 (8 years from the contract date in November 2010). The term may be terminated for cause or insolvency.

In addition, the University of Chicago may terminate the license if BlackBox does not raise at least $2,000,000 in capital prior to November 30, 2012 or if BlackBox does not employ and maintain a Suitably Qualified Person (as defined in the Chicago License) in a full-time executive position during the term of the license. The Company has begun capital raising efforts and, under the terms of the Chicago License, is allowed the use of proceeds from any sale of the Shrink shares to fulfill the capital raising commitment required.

Initial Fee and Future Royalty Payments to University of Chicago

The Chicago License provides for (i) an annual fee to the University of Chicago of $25,000 until the first commercial sale, and (ii) royalty payments to the University of Chicago, for products utilizing the licensed rights, during the royalty term, as more fully detailed in the agreement, of 3% of net sales of products utilizing the University of Chicago’s licensed technologies, subject to reduction (up to 50%) if the product is sold as a combination product with one or more other products that are not covered by the licensed patents. Minimum royalties for any calendar quarter beginning with the calendar quarter of the first commercial sale are $12,500.

Other Limitations and Requirements

We are required by the Chicago License to pay for the costs of filing and maintaining the licensed patents.

The foregoing description of the Chicago License is a summary only, and is qualified in its entirety by the actual agreement which has been filed in our public filings.

Trademarks

The following is a list of trade or service marks utilized by BlackBox. We have not yet made any trademark applications, but intend to do so:

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LiquidSemi™

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LiquidSemi Solutions™

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Electronic Glue™

Employees

The Company does not have any full time employees. In February of 2011, the Company hired David Duncan as a consultant in order to meet its obligations to hire a Suitably Qualified Person as required under the Chicago License. Additionally, Mr. Duncan is an executive officer of the Company. Mr. Duncan’s biography, compensation and other information is set forth below under “Directors and Executive Officers”, “Executive Compensation” and “Certain Relationships and Related Transactions and Director Independence” below.

Environmental and Governmental Regulation

Our technology might involve the use of a broad range of hazardous chemicals and materials. Environmental laws impose stringent civil and criminal penalties for improper handling, disposal and storage of these materials. In addition, in the event of an improper or unauthorized release of or exposure of employees or others to hazardous materials, we could be subject to civil damages due to personal injury or property damage caused by the release or exposure. A failure to comply with environmental laws could result in fines and the revocation of environmental permits, which could prevent us from conducting our business. Accordingly, any violation of environmental laws, increase in the scope of environmental laws or failure to properly handle, store or dispose of hazardous materials could result in restrictions on our ability to operate our business and could require us to incur potentially significant costs for personal injuries, property damage and environmental cleanup and remediation.

Properties

The Company currently leases 64 Sq. Ft. of office space at 1462 Erie Boulevard, Schenectady, New York, 12305. The lease for this space is $95.50 per month plus telecommunications costs and certain office expenses and terminates on January 4, 2012, at which time it turns to month to month lease. The Company’s phone number is (518) 935-2830.

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RISK FACTORS

Set forth below are some of the principal risks and uncertainties that could cause our actual business results to differ materially from any forward-looking statements contained in this report or otherwise have a detrimental affect on the Company, our business, financial condition, results of operations, cash flows and on the market price of our common stock. These risks should be considered in making any investment decisions in BlackBox. Because BlackBox is our main and only material new business, these risks relate to and primarily speak of, BlackBox and its business except and insofar as the context requires or discusses losses relating to the Company parent itself or its operations and losses to date.

The risks described below may materially impact your investment in our company and our business, financial condition and results of operations and could result in a total loss of your investment. You should carefully consider these factors with respect to your investment in our securities.

Risks Specifically Related to Our Company, Control By Management, Dilution and Technology

We may not be able to continue operations as a going concern and we need substantial additional capital.

Our independent auditors have expressed doubt about our ability to continue as a going concern. We are, for all material purposes, currently a development-stage company only. We have no commitments for grants and grant funds cannot, generally, be used towards commercialization and manufacturing efforts. Accordingly, we will be dependent on obtaining additional external sources of capital in order to fund operations or even continue as a going concern.

The current market environment makes capital raising a difficult task. We are also dependant on raising additional capital in order to pay the cash portion of the purchase price for BlackBox before December 31, 2011. A future capital raise could involve a private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all. A financing will result in dilution and or result in our obligation to make periodic interest or other debt service payments and may be subject to additional restrictive covenants. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures, selling assets or downsizing or restructuring our operations. If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock, and our shareholders may suffer significant dilution as a result of such sale.

You will suffer immediate and substantial dilution; and the costs of the securities you purchase will significantly exceed the price paid by current principal shareholders and insiders.

Many of the present owners of our issued and outstanding securities acquired such securities at a cost substantially less than that of the open market. In addition, the Company currently is indebted to Noctua Fund Manager (NFM) for unpaid accrued management fees, and loans made to the Company since 2009 or earlier, as reflected on our convertible promissory notes in the aggregate initial principal amounts totaling $75,748plus accrued interest of $450 as of July 31, 2011, these notes and accrued interest are convertible into common stock based on conversion prices at the times of the loans (into approximately 26,921,777 shares, in aggregate as of July 31, 2011) all of which are currently in default. Therefore, the shareholders will bear a substantial portion of the risk of dilution and losses. NFM is also a control person of Shrink, a creditor of the Company and a control person of our preferred stock, all of which entitle it to exert control and certain veto power over the Company.

We will need to raise substantial additional capital in the future and if we are unable to secure adequate funds on terms acceptable to us, we may be unable to support our business requirements or build our business. The terms of any capital raise may require that we issue shares to investors at below quoted market prices, which may result in further dilution.

We currently have no revenues and do not expect to have any revenues or cash flows until we have developed our liquid semiconductor technology. We expect that we will need at least $2,000,000 in capital over the next eighteen months to further develop and commercialize our technologies. We are in fact, required to raise this amount before November 2012, in accordance with the Chicago License. This amount may be credited by proceeds of the sale of our Shrink shares. Our current cash, cash equivalents and available-for-sale securities, will be insufficient to meet our anticipated operating and capital requirements for at least the next year. We will need to raise capital in order to complete our technology development activities. We may raise additional capital through a variety of sources, including the public equity market, private financings and debt. If we raise additional capital through the issuance of equity or securities convertible into equity, our stockholders may experience dilution. Those securities may have rights, preferences or privileges senior to those of the holders of the common stock. Additional financing may not be available to us on favorable terms, if at all. If we are unable to obtain financing, or to obtain it on acceptable terms, we may be unable to successfully support our business requirements or build our business.

Some of our debt is in default and could result in us losing some or all of our assets.

The “default” status with respect to the notes owned by Noctua Fund or NFM, a control person of the Company, provides them with the right to take potentially aggressive actions, including levying on some or all of our assets, in order to recover monies owed. This default could result in an action against us, including, one for enforcement of their rights by levying our assets. The existence of a default also hinders our ability to raise additional capital or enter into long term contractual commitments.

NFM and its principals are our principal stockholders and have the ability to exert significant control in matters requiring stockholder vote and could delay, deter or prevent a change in control of our company. NFM and its principals also control the Company by virtue of their ownership of the Series A Preferred Stock which votes on a 250 for 1 basis with a common stock.

NFM, which in turn is controlled by Messers. James B. Panther, II, and Mark L. Baum, has the ability to control the Company and its policy making. Since our stock ownership and preferred stock ownership is concentrated among a limited number of holders (Namely NFM, Shrink and a few others listed in the ownership disclosure section below), those holders have significant influence over all actions requiring stockholder approval, including the election of our board of directors. Through their concentration of voting power, they could delay, cause, deter or prevent a change in control of our company or other business combinations that might otherwise be beneficial to our other stockholders. They may do so without notice to or consent of management, the Company or any shareholder. In deciding how to vote on such matters, they may be influenced by interests that conflict with other stockholders. Accordingly, investors should not invest in the Company’s securities without being willing to entrust the Company’s business decisions to such persons.

As a result, the forgoing and of our Series A Preferred Stock, members of management will be able to:

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control the composition of our board of directors; control our management and policies; veto certain actions;

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determine the outcome of significant corporate transactions, including changes in control that may be beneficial to stockholders; and

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act in each of their own interests, which may conflict with, or be different from, the interests of each other or the interests of the other stockholders.

Conflicts of interest between the stockholders and our company or our directors and control persons could arise because we do not comply with the listing standards of any exchange with regard to director independence.

There are a variety of conflicts of interests and related party transactions with NFM and its management which controls our Company and which control the vast majority of our shares and our board. While NFM and its affiliates have funded our operations to date, resulting in its ownership of convertible debt and stock, these persons have the ability to exert total control over the Company. These persons have no fiduciary or other obligations to minority or other shareholders. We are not listed on a stock exchange and our Board of Directors does not comply with the independence and committee requirements which would be imposed upon us if we were listed on an exchange. In the absence of a majority of independent directors, our directors could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between the stockholders and our company or our directors.

We have a significant amount of convertible debt and shares outstanding. As these holders sell, it will likely reduce our stock price. In addition, if we issue additional shares or derivative securities to raise capital or to pay consultants from time to time, or if we issue shares to employees and consultants under our 2011 Stock Incentive Plan, you will suffer immediate and substantial dilution to your common stock.

The bylaws allow the board to issue common shares without stockholder approval. Currently, the board is authorized to issue a total of 1,000,000,000 common shares, par value $0.001 per share, of which 42% have been issued or reserved for issuance as of April 30, 2011. In addition, the board is authorized to issue up to 25,000,000 preferred shares of which 5,000,000 are already designated and issued as control shares with the remaining 20,000,000 still authorized as “blank check” preferred stock , which may be issued with rights, terms, privileges and preferences as the board, in its sole discretion may approved. In addition 135,223,320 shares of outstanding common stock and 5,000,000 shares of outstanding preferred stock, the following additional shares are reserved for issuance or may, at any time, be issued from time to time:

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3,843,074 shares may be issued upon conversion of the remaining $65,547 of principal and interest under the 2% Unsecured NFM Note, which is convertible at $0.017125 per share,

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23,078,703 shares may be issued upon conversion the remaining $10,202.00 of principal and interest outstanding under the 5% Secured NFM Note, which converts at $0.00045 per share;

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3,000,000 shares of common stock underlying common stock purchase warrants exercisable at $.075 per share, and

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20,000,000 shares of preferred stock may be designated by the Board, with such terms, conversion or issuance prices, rights, preferences, or privileges as is determined by the sole and absolute discretion of the Board and without notice of consent of any other parties,

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50,000,000 shares of common stock, that may be issued pursuant to our 2011 Stock Incentive Plan, as adopted in June 13, 2011, as Incentive Stock Options, Non-Qualified or Qualified Stock Options, at such rates and for such consideration terms as determined by our Board.

In addition, a 27,030,000 of our shares, are held by and may be sold by, Shrink at any time, which will likely result on an effect on our stock price.

We are a development-stage company and have not generated any operating revenues and we may never achieve profitability, and we have yet to commercialize any of our technology.

We have no revenues and our technologies have not been commercialized. We also do not have any material revenues or significant assets from our prior Visitrade related motorcycle parts businesses.

Our recently acquired subsidiary, BlackBox, is a development stage company and, to date, has not generated any revenues. BlackBox’s liquid semiconductor technology is still in development stage. We have not yet and may never fully develop the technology to allow for commercial applications. We cannot assure you that we will generate revenues or that we can achieve or sustain profitability in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our technology development can be completed, and if we can achieve market acceptance for the targeted applications. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We have a history of net losses, we expect to continue to incur net losses in the foreseeable future, and may never achieve profitability.

Our losses have resulted principally from administrative expenses associated with our operations. We have not had any BlackBox related revenues and do not anticipate commercial product sales for the next several years. We expect our losses to continue for the foreseeable future and depend on capital raises to survive. We cannot assure you that we will develop our technologies, or, if even if successfully developed, that resulting applications will be commercially viable. We expect to incur substantial additional operating losses as a result of increases in expenses related to technology and product development, manufacturing and selling, general and administrative costs. In addition, we incur substantial expenses to comply with our obligations as a public company. We may never achieve profitability. We may need additional funding for our operations and we cannot assure you that it will be available on commercially reasonable terms, if at all. Our ability to achieve profitability will depend upon many factors, including our ability to:

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further develop our technology to enable the development of products utilizing the technology,

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enter into research, development, and commercialization phase agreements with appropriate partners;

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enable commercially viable products using liquid-processed semiconductors and determining how to manufacture them on a commercial scale;

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convince customers of the benefits of our technology for their end-use applications;

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establish, alone or with partners, commercial scale manufacturing capabilities for our various liquid-processed semiconductor applications;

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enforce our intellectual property rights against others;

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successfully defend any allegations of infringing and avoid infringing the intellectual property rights of others;

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comply with government and environmental regulations;

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address any legal restrictions due to ethical concerns or export regulations; and

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hire, train and retain qualified personnel.

We are developing new technology for commercial end-use and, as a result, we may not be able to successfully develop our technology for commercial end-use applications.

Our technology is new and unproven in commercial end-use applications and we are still in the early stages of determining the feasibility of using our technology to develop and integrate our products for end-use applications. Our potential products require significant and lengthy product development efforts. To date, we have not developed any commercially available products. During our product development process, we may experience technological issues that we may be unable to overcome. If we are not able to successfully develop our liquid semiconductor technology, associated manufacturing processes, and viable products for commercial partners’ end-use applications, then we will be unable to generate product revenue or build a sustainable or profitable business.

We will need to achieve commercial acceptance of our technology and meet commercial specifications from commercial partners for our liquid semiconductor products to obtain product revenue and achieve profitability.

Even if our products are technologically feasible, we may not successfully develop commercially viable products according to our development schedule, if at all. It will be at least several years before our first products are commercially available and during this period, superior competitive technologies may be introduced or customer needs may change resulting in our products being unsuitable for commercialization. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products into the marketplace that are widely accepted by customers. If we are unable to cost effectively achieve commercial acceptance of our products, our business will be materially and adversely affected.

We are dependent on few key personnel. We may suffer the loss of key personnel or may be unable to attract and retain qualified personnel to maintain and expand our business.

Our success is highly dependent on the continued services of our consultants and advisors for the advancement of our business and technology. The loss of the services of any of our key consultant or advisors would have a material adverse effect on our development plans and prospective operations. The company currently does not have any employees. Going forward, our success will depend upon, among other factors, our ability to attract, retain and motivate qualified research and development, engineering and operating personnel, generally and during periods of rapid growth, especially in those areas of our businesses focused on new products and advanced manufacturing processes. There can be no assurance that we will be able to attract and retain key employees on acceptable terms to operate our business successfully.

We do not currently have the ability to manufacture liquid semiconductor products in volume and will not be able to commercialize our technology without developing our own volume manufacturing capabilities or partnering with others to develop these capabilities.

The commercial success of our liquid semiconductor technology will require the ability to manufacture in volume and will require long lead times to advance the technology and adequate facilities to achieve this requirement. Currently, we do not have any internal manufacturing capabilities and we will require additional resources to implement them on our own or with partners. We may not be able to develop commercial scale manufacturing capabilities or be able to do so cost effectively. Unless we are ultimately able to economically manufacture or obtain our products in commercial quantities that meet acceptable performance and quality specifications, our business will be harmed.

Even if we develop commercially acceptable products, we cannot determine whether we can manufacture our products in a cost effective manner or achieve profitability.

Even if our technology and products gain commercial acceptance, we may not be able to manufacture our products, or have them manufactured, at a cost that enables us to be competitive for our commercial partners end use and allows us to become and remain profitable. We do not know if we will be able to use commercially available equipment to manufacture our liquid semiconductor products. Further development and expense for unique or modified equipment might be required. We do not know the requirements for the equipment necessary for commercial production of our products. The design and success for any unique or modified equipment may not be technically feasible. In addition, these unique or modified requirements might not be acceptable to potential commercial partner in terms of cost or acceptable manufacturing and production specifications.

To use our liquid semiconductor products, our partners and end users will be required to integrate these products into their final products and they may not do so successfully.

We anticipate that most of our products will be integrated into end user products by our partners and other end users. Although we intend to develop our products to be integrated with our partners’ existing manufacturing capabilities, our partners might be required to make modifications to or expand their manufacturing capabilities. Potential future partners and end-users may not be willing integrate our products into their end user products or may not devote adequate resources to modifying their manufacturing capabilities so that our products can be successfully incorporated into their end user products.

We are dependent on the services of our strategic advisors for some of our development activities and our business could be harmed if we were unable to utilize their services.

We depend on the services of consultants and advisors to assist us with technical and business activities. These individuals are not our employees and, may be employed for others, and we do not have access to all of their time or work product and may have difficulty obtaining the amount of time and attention from these strategic advisors that we need. In addition, we do not have any assurance that these strategic advisors will continue to provide services to us or, if not, that they will not provide services to our competitors. If we were unable to utilize the services of these individuals, our development efforts or our relationships with new or existing partners may be harmed.

We have licensed our core initial technology from an educational institution and may further license from educational institutions. Our business could be harmed if these institutions develop important intellectual property to which we do not have rights.

We have licensed our core initial technology from the University of Chicago. This license give us the right to use certain technology previously developed by researchers at this licensor. We also have the right to practice improvements on the licensed technology to the extent they are encompassed by the licensed patents and within our field of use. We may license additional technology from the University of Chicago or other educational institutions in the future. Our existing licensor or future licensors may own and may in the future obtain additional patents and patent applications that are necessary for the development, manufacture and commercial sale of our anticipated products. We may be unable to agree with one or more of these licensors that certain intellectual property developed by researchers at these licensors is covered by our existing licenses. In the event that the new intellectual property is not covered by our existing licenses, we would be required to negotiate a new license agreement. We may not be able to reach agreement with the licensors on the terms of the license and the terms may not permit us to sell our products at a profit after payment of royalties or on commercially reasonable terms, if at all, which could harm our business.

If we fail to meet our financial, technical or commercial diligence obligations under the license granting us rights to our core technology, we may lose those rights.

Our license with the University of Chicago requires us to meet certain financial and commercial diligence requirements in order to maintain our rights to our core technology. Our failure to meet those requirements could lead to various adverse consequences, including the loss of exclusive rights or loss of all rights to key aspects of our core technology. We cannot predict whether we will be able to meet all diligence requirements necessary to retain rights to our licensed technology. If we lose exclusive rights to the core technology our business would be harmed.

We may use hazardous materials in our business, and any claims relating to improper handling, storage or disposal of these materials could subject us to significant liabilities.

Our technology might involve the use of a broad range of hazardous chemicals and materials. Environmental laws impose stringent civil and criminal penalties for improper handling, disposal and storage of these materials. In addition, in the event of an improper or unauthorized release of or exposure of employees or others to hazardous materials, we could be subject to civil damages due to personal injury or property damage caused by the release or exposure. A failure to comply with environmental laws could result in fines and the revocation of environmental permits, which could prevent us from conducting our business. Accordingly, any violation of environmental laws, increase in the scope of environmental laws or failure to properly handle, store or dispose of hazardous materials could result in restrictions on our ability to operate our business and could require us to incur potentially significant costs for personal injuries, property damage and environmental cleanup and remediation.

We currently do not have insurance coverage for any claims against us.

We face the risk of loss resulting from product liability, securities, fiduciary liability, intellectual property, antitrust, contractual, warranty, environmental, fraud and other lawsuits, whether or not such claims are valid. In addition, we do not have product liability, fiduciary, directors and officers, property, natural catastrophe and comprehensive general liability insurance. To the extent we secure insurance it may not be adequate to cover such claims or may not be available to the extent we expect. If we are able to secure insurance our costs could be volatile and, at any time, can increase given changes in market supply and demand. We may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful claim that exceeds or is not covered by our policies could require us to pay substantial sums.

Risks Related to Competition and our Industry

Because or technology is applicable to multiple large markets and multiple end-use applications, we will likely face competition from companies in multiple industries, as well as from the internal efforts of our potential commercial partners and, if we fail to compete effectively, our business could suffer.

We compete in intensely competitive markets for semiconductor and liquid semiconductor-enabled, end user products. The liquid semiconductor technology we are currently developing will compete directly with products incorporating conventional semiconductor materials and methods of manufacturing semiconductors. We believe our potential products will face significant competition from existing manufacturers in our current target markets including:

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Thin-film Photovoltaics: First Solar, Uni-Solar, Sharp Electronics Corporation, Wurth Solar, Honda Soltec, Ascent Solar

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Display and Lighting: Samsung Electronics Co., Ltd., Osram Sylvania, Philips Electronics N.V., and

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Sensor Applications: NEC Corporation, Toshiba, Sharp

We may also be subject to competition from existing materials supplies companies who provide traditional base materials for the manufacture of semiconductor, sensor, and thin-film photovoltaic devices.

In addition, we may also face competition from technology companies focused on the development of inorganic and organic liquid semiconductor methods, such as: Innovalight, Konarka, Kovio, Nanosolar, Nanosys, Plextronics, QD Vision, Solexant, and Universal Display Corporation. Other newly created companies or larger corporations investigating these methods could be further competition for our efforts.

In the future, we may also face significant competition from potential academic and commercial partners which may be developing or expanding their product and manufacturing capabilities, intellectual property portfolios, and strategic relationships to incorporate liquid semiconductor technology into commercial end user products. If our current and future partners expand their capabilities or product offerings to compete directly with our liquid semiconductor products, our revenue and business results could be harmed.

Our limited resources and size could put us at disadvantage to potential competitors and conducting business with potential partners.

Many of our competitors, as well as potential future academic and commercial partners, may have access to substantially greater financial, technical, operational, intellectual property, legal and other resources than we do, which may enable them to react more effectively to new market opportunities. Currently, we have no internal technology development, marketing, sales, or manufacturing infrastructure in place. Many of our competitors and potential future partners have greater name recognition and market presence than we do, which may allow them to market themselves more effectively to new customers and prevent us from achieving commercial progress. If we do not compete successfully, our ability to develop and sell our products could be harmed and our business could suffer.

Our technology includes nanoscale materials that may be viewed as being harmful to human health or the environment.

We intend to develop and commercialize liquid semiconductor-based products composed of various semiconductor, metal, metal-oxide and/or other materials. Because of the size of the nanostructures or because they may contain harmful elements, our products could pose a safety risk to human health or the environment. In addition, some countries have adopted regulations prohibiting or limiting the use of certain products that contain certain chemicals, which may inhibit our ability to engage with potential commercial partners, set-up operations, or sell end user products containing those materials. The regulation and limitation of the kinds of materials used in or to develop or manufacture our products could limit ability to develop commercially viable products and harm our business.

Government regulations and public perception may limit or discourage the use of nanotechnology, which could reduce our revenue and harm our business.

The subject of nanotechnology has received negative publicity. Government authorities could, for health, safety, social or other purposes, prohibit or regulate the use of nanotechnology. Ethical and other concerns about nanotechnology could adversely affect acceptance of our potential products or lead to government regulation on the manufacture or use of nanoscale materials. In addition, our liquid semiconductor products may be subject to export restrictions by the United States or import restrictions by other countries because of the potential use of nanostructured materials.

Risks Related to Our Intellectual Property

Our patents and patent applications may cover technologies that have few or no commercial applications.

The patents and patent applications that we have licensed from the University of Chicago are directed to technologies that were invented in the course of academic or government research activities, and may not have been invented with a view toward commercial applications. As a result, these licensed patents and patent applications may only cover technologies that have few or no commercial applications and may therefore provide limited or no coverage of any potential products we may develop.

Our inability to adequately protect and maintain our intellectual property for our liquid semiconductor technology and enabled products could harm our business.

Our ability to achieve commercial success will depend in part on obtaining and maintaining our liquid semiconductor-related intellectual property as well as successfully defending our intellectual property against any third party challenges. This will require us to pay the license and other commercialization costs as well as defend against use or initiate claims against third parties. If we are unable to obtain and maintain patent and trade secret protection for our technology and products, our business could be harmed. In addition, we will only be able to protect our technology and enabled products from unauthorized use by third parties where we obtain and maintain valid and enforceable patents or trade secrets.

We rely, in part, on the University of Chicago to file and secure our patents.

We have licensed certain patents that have been filed and are scheduled to be filed per our agreement with the University of Chicago. In addition, we have the right to license patentable inventions or discoveries related to the claims for patents included in the Chicago License. The University of Chicago retains the right and sole responsibility to prepare, file, prosecute and maintain all patents included in the Chicago License or are subsequently included from new patents for related claims.

We cannot be certain of the final issued patents or claims to the technology we have licensed or for future patent applications, their ability to protect our intellectual property rights, or the degree to which they will provide us competitive advantage.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently license certain patent applications from the University of Chicago, we may need to pursue additional protections for our intellectual property as we develop new products and enhance existing technologies. We may not be able to obtain appropriate protections for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

Our licensed patents are currently pending and have not been issued by the respective domestic and international patent offices and regulators. We cannot predict the claims or breadth of claims that may be allowed or enforced in our future patent applications or in our licensed patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep a competitive advantage. For example:

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we, or our licensors, might not have been the first to make the inventions covered by each of our pending patent applications or any future issued patents;

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our patent applications, or those we have licensed, might not have been the first to be filed for the inventions;

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pending patent applications that we file or license may not result in issued patents;

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pending patents that we have licensed or may file may not provide a basis for commercially viable products, and may not provide us with any competitive advantages;

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patent applications or patents that we have filed or licensed might fail to issue or the patents deemed invalid, or may be challenged and invalidated by third parties;

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we may not develop additional proprietary technology that is patentable; or

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the patents of others may have an adverse effect on our business.

We also rely on trade secrets to protect our technology and cannot be certain they will remain secret and provide protection or advantage to our efforts.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. Trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, partners and other advisors may unintentionally or willfully disclose our information to competitors or use them for their own benefits. Moreover, not all consultants or service providers or other persons that may have access to our information from time to time, will necessarily be covered by confidentiality agreements. Enforcing claims that a third party illegally obtained, disclosed or is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know how that be equivalent or preferential to our trade secret practices.

We may become involved in litigation or other proceedings to defend against claims of infringement of intellectual property rights of others and the outcome could have a material adverse impact on our business.

While we are not currently involved in any legal proceedings related to intellectual property, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere are costly, time consuming to pursue and could result in the use of our limited financial, legal, and managerial resources. An adverse ruling, including an adverse decision as to the infringement of any third party intellectual property rights or the enforceability or validity of our intellectual property rights could subject us to significant damages or prevent us from using the intellectual property or selling our products. Even if we prevail, we could incur substantial costs and our intended business plans may be diverted or postponed.

We may need to obtain licenses to patents or other proprietary rights from third parties which could harm our business.

We might be required to obtain licenses to other patents or proprietary rights to operate freely and to maximize our liquid semiconductor technology and enabled products. We may not be able to obtain licenses for the patents or proprietary rights, or they may not be available on acceptable terms. If we do not obtain required licenses, our technologies could infringe on the rights of others and, we may encounter delays in product development, our ability to find commercial partners, or find that the development, manufacture or sale of enabled products requiring licenses could be diminished. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations without such licenses or be required to design around the patents which could delay our commercial progress or result in products that may be inferior in quality or performance. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations, such as the University of Chicago. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

In order to protect or enforce our patent rights, we may initiate costly patent litigation against third parties which will require financial and legal resources that could jeopardize our business. The outcome of said causes would be uncertain.

We may initiate patent litigation against third parties, such as infringement suits or interference proceedings, in order to protect or enforce our patent rights. This litigation may be necessary to:

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assert claims of infringement;

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enforce our patents;

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protect our trade secrets or know-how; or

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determine the enforceability, scope and validity of the proprietary rights of others.

The result of any such litigation would be uncertain.

Any lawsuits that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation also puts our patents, if any, at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert claims against us. Changes in laws concerning intellectual property would affect our ability to protect our intellectual property, if any.

We are required to fund intellectual property costs for our licensed liquid semiconductor technology and enabled products which could harm our business.

We are obligated to fund the application, prosecution and maintenance of the patents we acquired under the Chicago License. Given our limited financial and legal resources, we may not be able to fund or successfully execute these efforts should we be required. Excessive financial obligations or ability to maintain viability of our patents in this regard could prove harmful and jeopardize our ability to operate our business. In addition, in some cases, we have may also be required to agree to indemnify licensors for any actions we take with respect to developing the technology we have licensed that becomes subject to a third party claim. Our obligations to indemnify these licensors may cause us to incur unanticipated expenses and divert our management’s attention from running our business.

Risks Relating to Our Common Stock And Dilution

Our Common Stock is highly illiquid. A liquid market may not ever develop, which could prevent you from liquidating your investment.

We have very few shareholders and almost no trading volume. In addition, there are fewer and fewer broker dealers willing to make markets in bulletin board securities, especially startups or, to even accept securities such as ours for deposit. There is only a limited public market for the Company’s common stock, and no assurance can be given that a market will continue or that a stockholder ever will be able to liquidate his investment without considerable delay, if at all. In addition, most of our stock is owned by a few people, including NFM and Shrink which is an affiliate of certain control persons of the Company (namely, Noctua Fund). If a market should continue, the price may be highly volatile. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of our common stock. Due to the low price of the securities, many brokerage firms may not be willing to effect transactions in our common stock. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our common stock as collateral for any loans.

Even with a more developed market, it could become difficult to deposit and liquidate our securities.

There are fewer and fewer broker dealers willing to accept for deposit, hold and sell securities of bulletin board companies, especially those such as ours with limited operating history and infrastructure and limited trading. Accordingly, even if some liquidity develops, you may have difficulty liquidating your securities.

NFM is our largest shareholder and control person with over 68% ownership control of the Company, and controls Shrink as well. Shrink is also, separately and on its own, a holder of a liquid control block of over 27 million shares (approximately 19% of the Company).

NFM beneficially owns over 60% of our common stock, and owns notes convertible into greater than an additional 116,000,000 shares of our common stock. NFM also owns all of our Series A Preferred Stock which votes on a 250 for 1 basis with our common stock and contains veto powers enabling them to change our board or change control of the Company, without notice to or consent of the Company or its shareholders or board.

In turn, Shrink acquired approximately 19.9% of our common stock pursuant to the terms of the BlackBox Acquisition. Shrink is also controlled by NFM and its management. These shares will also be liquid and salable within 6 months without restriction if they are not an affiliate.

There is no lock-up provision on these shares other than resale restrictions under the Securities Act. NFM therefore, has the ability, to exert control over our management decisions and, will have the ability to sell large volumes of stock over the course of the next few years.

Our need for additional financing and the conversion of our existing convertible notes and warrants will result in immediate and substantial dilution to your investment and may adversely affect the market price of our common stock.

Additional funding will be required in order for the company to survive as a going concern, to finance growth, and to achieve our strategic objectives. Management is actively pursuing additional sources of funding. If we do not raise sufficient funds in the future, we may not be able to fund expansion, take advantage of future opportunities, meet our existing debt obligations or respond to unanticipated requirements. Financing transactions in the future may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.

The amount and timing of our future capital requirements will depend upon many factors, including the level of funding received from possible future private placements of our common stock and the level of funding obtained through other financing sources, and the timing of such funding. We intend to retain any future earnings to retire any existing debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes.

Sales of a substantial number of shares of our common stock in the public market could dilute your existing investment, depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

In addition, your investment could be diluted and the price of our common stock could be affected by possible conversion by holders of our convertible notes into shares of common stock. The price of our common stock could be further effected by sales of our common stock by holders of our convertible notes and by hedging or arbitrage trading activity that may develop involving our common stock. As of July 31, 2011 we had convertible notes outstanding with a principle balance of $75,748 and interest of $ 450 convertible into 26,921,777 shares of our common stock.

Holders of our common stock, convertible notes, and common stock warrants hold a substantial number of shares or rights to acquire shares, which they may be able to sell in the public market in the near future. If our existing security holders convert, or sell, or are perceived to be prepared to sell, a substantial number of shares of our common stock in the public market, the market price of our common stock could fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional shares of stock.

The existence of our “super-voting” preferred stock may adversely affect our ability to raise capital.

Currently, 5 million shares of Series A Preferred Stock are issued and outstanding by NFM. These shares vote on a 250 for one basis with our common stock and also contain certain veto-rights and powers. Accordingly, the holder of these shares has full control over the company’s board and activities at all times. There are no restrictions on assignment of all or any portion of these shares to one or more persons, which could result in an immediate change of control without notice to or consent of, the Company, its shareholders or management. These shares contain strict voting and veto rights, and other restrictive covenants. As a result, 100% of our voting control is vested in two beneficial owners.

The existence of our outstanding preferred stock held by NFM may hinder our ability to raise capital at favorable prices if and as needed, or to make acquisitions.

As a result, these beneficial owners will be able to:

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control the composition of our board of directors; control our management and policies;

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determine the outcome of significant corporate transactions, including changes in control that may be beneficial to stockholders;

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and act in each of their own interests, which may conflict with, or be different from, the interests of each other or the interests of the other stockholders.

There is limited historical information available for investors to evaluate our performance or a potential investment in our shares.

There is limited historical information available to help prospective investors evaluate our performance or an investment in our shares, and our historical financial statements are not necessarily a meaningful guide for evaluating our future performance because we have not begun to develop and market our technology and related products.

Our registered public accounting firm to conclude that our internal control over financial reporting is not effective.

As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm that both addresses management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404. Testing and maintaining internal controls can divert our attention from other matters that are important to our business. We also expect the regulations to increase our legal and financial compliance cost, make it more difficult to attract and retain qualified officers and members of our Board of Directors (particularly to serve on an audit committee) and make some activities more difficult, time consuming and costly. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Our independent registered public accounting firm may not be able or willing to issue an unqualified report on the effectiveness of our internal control over financial reporting. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or their effect on our operations since there is presently no precedent available by which to measure compliance adequacy. If we are unable to conclude that we have effective internal control over financial reporting or our independent auditors are unable to provide us with an unqualified report as required by Section 404, then we may be unable to continue to have our common stock traded on the Over-the-Counter Bulletin Board and investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

The Company’s shareholders may face significant restrictions on their stock from both regulators and the securities industry.

The Company’s stock differs from many stocks in that it is a “penny stock.” Penny stocks are subject to significant regulation that limits their liquidity. In addition, broker dealers have increasingly been unwilling to make markets in penny stocks or to accept the same for deposit. The Commission has adopted a number of rules to regulate “penny stocks” including, but not limited to, those rules from the Securities Act as follows:

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3a51-1 which defines penny stock as, generally speaking, those securities which are not listed on either NASDAQ or a national securities exchange and are priced under $5, excluding securities of issuers that have net tangible assets greater than $2 million if they have been in operation at least three years, greater than $5 million if in operation less than three years, or average revenue of at least $6 million for the last three years;

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15g-1 which outlines transactions by broker/dealers which are exempt from 15g-2 through 15g-6 as those whose commissions from traders are lower than 5% total commissions;

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15g-2 which details that brokers must disclose risks of penny stock on Schedule 15G;

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15g-3 which details that broker/dealers must disclose quotes and other information relating to the penny stock market;

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15g-4 which explains that compensation of broker/dealers must be disclosed;

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15g-5 which explains that compensation of persons associated in connection with penny stock sales must be disclosed;

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15g-6 which outlines that broker/dealers must send out monthly account statements; and

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15g-9 which defines sales practice requirements.

Since the Company’s securities constitute a “penny stock” within the meaning of the rules, the rules would apply to us and our securities. Because these rules provide regulatory burdens upon broker-dealers, they may affect the ability of shareholders to sell their securities in any market that may develop; the rules themselves may limit the market for penny stocks. Additionally, the market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. Shareholders should be aware that, according to Commission Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse. These patterns include:

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control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The market for our stock is limited and our stock price may be volatile.

The market for our common stock has been limited due to low trading volume and the small number of brokerage firms acting as market makers. Because of the limitations of our market and volatility of the market price of our stock, investors may face difficulties in selling shares at attractive prices when they want to. The average daily trading volume for our stock has varied significantly from week to week and from month to month, and the trading volume often varies widely from day to day.

In addition, there will be few objective metrics by which our business progress will be measured which may also cause the market price of our common stock to fluctuate significantly. We do not expect to generate substantial revenue from the sale of our liquid semiconductor products for several years, if at all. In the absence of product revenue as a measure of our operating performance, we anticipate that investors and market analysts will assess our performance by considering factors such as:

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our ability to enter into or technology development, commercialization, and other agreements with new and existing partners;

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announcements regarding the status of any or all of our collaborations or technology applications;

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general and industry specific economic conditions, which may affect our and potential partners’ development expenditures and commercialization resources;

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the success or failure of our competitors’ efforts to develop competitive technologies;

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announcements regarding developments in the semiconductor field in general;

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the issuance of competitive patents or disallowance or loss of our patent rights; and

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announcements regarding government funding and initiatives related to the development of our technology.

We will not have control over many of these factors but expect that our stock price may be influenced by them. As a result, our stock price may be volatile and you may lose all or part of your investment.

We do not anticipate paying any cash dividends, which could reduce the value of your stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We may be the subject of securities class action litigation and/or regulatory trading halts due to future stock price volatility.

In the past, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention to our business plan.

In addition, the SEC has halted trading in the past of companies with suspicious trading activity.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of BlackBox Semiconductor, Inc. (Delaware) for the period beginning October 28, 2010 (date of inception) through December 31, 2010 and for the three month period ended March 31, 2011. The financial statements should be read in conjunction with this report and the “Forward Looking Statements” section in the forepart of this Report (see page i above) and the “Risk Factors” set forth above in this Report, as may be amended or updated from time to time. The statements contained in this Report that are not historic in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “believes,” or “plans” or comparable terminology are forward-looking statements based on current expectations and assumptions. No assurance can be made that any of our forward looking statements will materialize as planned.

Recent Developments

Summary of BlackBox Acquisition Terms

We acquired 100% ownership of BlackBox from its sole shareholder, Shrink on June 3, 2011. BlackBox’s (and therefore our) primary assets is a license agreement with the University of Chicago granting us intellectual property rights in patent rights owned by the University of Chicago and the rights under the license agreement with the University of Chicago. BlackBox was formed by Shrink on October 28 of 2010 for the purposes of entering into the Chicago License, which it entered into on November 20, 2010.

As consideration for the acquisition of BlackBox Delaware, the Company issued an aggregate of 27,030,000 shares of its common stock and is required to pay $75,000 cash within 60 days, which payment date was extended to December 31, 2011.

BlackBox Semiconductor, Inc. (Delaware) As Accounting Acquirer

As a result of our BlackBox Acquisition, we have succeeded to the business and technology development operations of BlackBox, which now constitute our primary asset and operations. Accordingly, BlackBox is deemed the financial acquirer for accounting related purposes, and in this Management Discussion and Analysis of Financial Condition and Results of Operations, are those of BlackBox, unless the context requires otherwise. At this time, we were in the process of disposing of our Sportbike-customs.com related business.

Settlement of Outstanding Debt Owed to Noctua Fund Manager; Issuance of Unsecured NFM Note

As of March 15, 2011, the Company entered into a Letter Agreement with Noctua Fund Manager, LLC, (“NFM”) an existing creditor and affiliate of a principal shareholder of the Company and of Shrink, (the “NFM Letter Agreement”), pursuant to which the Company issued to NFM an unsecured convertible note in the principal amount of $274,000 and accruing interest at 2% per year, in order to settle and accrue $274,000 (the “Unsecured NFM Note”) of past due account payables owed to NFM in connection with operational, including working capital, and administrative services rendered. The Unsecured NFM Note is due March 14, 2012, accrues interest at 2% per year with a default rate of 3%, and principal and interest on the Unsecured NFM Note is convertible at a fixed price of $0.017125 per share into 16,000,000 shares as of the effective date. The Unsecured NFM Note automatically converts by its terms in the event and to the extent that the note is assigned to anyone absent consent of the Company. The foregoing is a summary only of the NFM Letter Agreement and Unsecured NFM Note, which are filed as exhibits to this Report by incorporation by reference. At July , 31, $65,813 of principal and interest is outstanding on this note, which is convertible into 3,843,074 shares.

Modification of Existing Secured Note to Noctua Fund Manager

Effective as of January 31, 2011, the Company entered into a Loan Modification Letter (the “Loan Modification”) with NFM. Pursuant to the Loan Modification, the Company amended and replaced the previously existing 5% Secured Convertible Promissory Note Series 04012010-A1 (the “Original Secured NFM Note”) issued to NFM on April 1, 2010, in the principal amount of $38,168.38, with a new note, in the principal amount of $45,881.00 due on March 31, 2011 (as amended, the “Secured NFM Note”). The Loan Modification reflects additional principal and certain other accommodations of NFM so as to reflect, specifically:

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an additional $7,000 loan disbursement made on January 11, 2011 and interest since April 1, 2010 as capitalized onto principal on the Amended Secured NFM Note,

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an extended due date of March 31, 2011 for the entire amount due under the Amended Secured NFM Note, and

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a fixed conversion price of $0.00045 per share for all outstanding principal and interest, which price only adjusts for corporate events such as stock splits, combinations or similar events.

As of the issuance date, the Secured NFM Note was convertible into 101,957,760 shares of the Company’s Common Stock. No other material changes have been made to the Amended Secured NFM Note. On March 22, 2011, and as part of an agreement to reduce the Company’s debt, NFM agreed to convert $36,000 of principal and interest under the Secured NFM Note, into 80,000,000 shares of the Company’s restricted common stock, leaving approximately $10,385 of principal and interest outstanding as of July 31, 2011, which are convertible into 23,078,703 shares.

The foregoing is a summary only of the Loan Modification and of the Secured NFM Note, which are filed as exhibits to this Report by incorporation by reference.

Certificate of Amendment; Name Change and Reverse Split - January 2011 Followed By Forward Split 2011

Name Change to BlackBox Semiconductor, Inc.

Effective as of January 10, 2011, the Company changed its name from Visitrade, Inc. to BlackBox Semiconductor, Inc. The name change was effectuated by the filing of a Certificate of Amendment to its Articles of Incorporation (the “Name Change Certificate”) with the Secretary of State of Nevada on January 10, 2011 and was approved by the board of directors and shareholders of the Company. The Company’s shares continued to trade under its “core symbol” of VTDI, which it maintains to date.

Reverse Split - January of 2011

Effective as of a record date of January 15, 2011, the Company effectuated a reverse split of its common stock on a 1:270 basis, wherein each 270 shares of common stock outstanding was exchanged for one new share (the “Reverse Split”). As a result, the capitalization of the Company was reduced such that the 28,747,784 shares outstanding immediately prior to the Reverse Split were exchanged for 107,428 shares outstanding immediately after the Reverse Split. The Reverse Split was effectuated by the filing by the Company of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada on January 12, 2011, and was approved by the Corporation’s shareholders and board. A copy of the Reverse Split certificate was filed as an exhibit to our Form 8-K filed with the SEC on March 28, 2011 and is hereby incorporated by reference.

Certificate of Amendment; Capitalization Increase – March 2011

Effective as of March 28, 2011, the Company increased its capitalization from 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock to 1,000,000,000 shares of common stock, par value $.001 per share and 25,000,000 shares of blank check preferred stock of which 5,000,000 were already issued and outstanding and designated as Series A Preferred Stock at the time of the capitalization increase (the “Capitalization Increase”). The Capitalization Increase was approved by the board and shareholders and effectuated by the filing of a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada on March 28, 2011 (the “Capitalization Amendment”). A copy of the Capitalization Amendment was filed as an exhibit to our Form 8-K filed with the SEC on March 28, 2011 and is hereby incorporated by reference.

Certificate of Designation – Series A Preferred Stock

As previously disclosed, the Company issued 5,000,000 shares of preferred stock for consideration on July 6, 2007. These shares were acquired by NFM. After NFM acquired these shares, it was discovered that the Company failed to properly file the Certificate of Designations designating these shares as Series A Preferred Stock. On March 25, 2011, the Company corrected this error by filing a Certificate of Designation, and NFM exchanged the previously issued shares for new shares of Series A Preferred Stock on a one-for-one basis. The Series A Preferred Stock does not have specific liquidation or mandatory dividend rights, but does grant the holder thereof voting rights, to vote together with common stock holders as a single class, on a 250 for one basis with the common stock (i.e. each share of Series A Preferred Stock gets 250 votes for each share of common stock outstanding and voting in such action), granting the Series A Preferred Stock holder effective control of the Company. In addition, the Series A Preferred Stock contains protective provisions that require affirmative consent of all of the Series A Preferred Stock holders for any action to:

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Amend, alter or repeal any provision of the Articles of Incorporation or bylaws in a manner that adversely affects the powers of the Series A Preferred Stock,

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Declare or pay any dividend or make any distributions to stockholders or to acquire for value, any common stock or other equity securities of the Company,

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Create or authorize or obligate itself to issue shares of any class of capital stock unless it ranks junior to the Series A Preferred Stock with respect to dividends, distribution of assets on liquidation, or accrual of payment of dividends and redemption rights etc.,

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Reclassify, alter or amend any existing security of the Company that is pari pasu with the Series A Preferred Stock in respect of distributions and liquidations that would make such other class senior to the Series A Preferred Stock, or reclassify any junior securities to become on parity with the series A Preferred Stock,

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The making of dividends or redemptions of securities of the Company,

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Create or authorize or issue debt security (or permit a subsidiary to take such action) which would result in aggregate indebtedness of the Company after such debt issuance to exceed $500,000 other than equipment leases or bank warehouse lines of credit without approval of the Board of Directors (but the Company can issue a non-equity linked $3,000,000 non-convertible debt),

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Create or hold capital stock in any subsidiary that is not wholly owned by the Company or dispose of any capital stock of a subsidiary,

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Initiate any action to abrogate or diminish the rights of the Series A Preferred Stock.

Forward Split - June 13 , 2011

Effective as the open of business on June 13, 2011, the Company effectuated the Forward Split of its common stock on a 20:1 basis, wherein each share of common stock outstanding was exchanged for one 20 new shares (the “Forward Split”). As a result, the capitalization of the Company was increased such that the 4,470,788 shares outstanding immediately prior to the Reverse Split were exchanged for 89,415,760 shares outstanding immediately after the Forward Split. Since such date, substantial additional shares have been issued such that the Company currently has outstanding 135,223,320 shares, most of which are not yet freely tradable. The Forward Split was effectuated by the filing by the Company of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada as of June 10, 2011, and was approved by the Corporation’s shareholders and board. A copy of the Forward Split certificate is filed as an exhibit to this Current Report.

The Company’s stock symbol remained as VTDID through Tuesday July 12, 2011 at which time it returned to VTDI.

Consulting Agreement With David Duncan

Effective as of February 15, 2011, the Company entered into a Consulting Agreement with David Duncan (the “Duncan Consulting Agreement”). The Duncan Consulting Agreement retains Mr. David Duncan as a consultant through May 19, 2011, with compensation of $6,000 for the first month ended March 17, 2011, and $13,000 for each month ended April 17 and May 18, 2011, respectively. Mr. Duncan’s services to be completed during the term of the engagement include, among other things, completion of a website, preparation and refinement of the Company’s solar and semiconductor business plan and investor presentations, and assistance in retention of executive management and strategic investors. After the term, and presuming that the relationship has been successful, the parties have agreed to enter into a more definitive employment agreement with a three year term with monthly compensation at $13,000 per month, benefits, and a bonus structure based on capital raising efforts of the Company and an opportunity to acquire up to 5% of the Company over three years, if thresholds to be agreed upon are met. A copy of the Duncan Consulting Agreement was filed as an exhibit to our Form 8-K filed with the SEC on March 28, 2011 and is hereby incorporated by reference.

Change in Management

On April 4, 2011, Mr. Ford Sinclair resigned from his position as Chief Executive Officer of the Company. Mr. Sinclair’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Sinclair will remain as a President and Sole Director of the Company.

Immediately following his resignation, on April 4, 2011 the Company’s Board of Directors appointed Mr. David Duncan as the Company’s Chief Executive Officer and Secretary. Mr. Duncan is an operational officer with business and new market development, operations, and finance for a variety of companies. Mr. Duncan is party to a month to month consulting agreement with the Company (See “Management” section and biographies below).

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The significant accounting policies that are believed to be the most critical to fully understanding and evaluating the reported financial results include recoverability of intangible assets, the recovery of deferred income tax assets and share-based compensation.

Our intangible assets consist principally of intellectual properties such as licensing rights and patents. We are currently amortizing certain intangible assets using the straight line method based on an estimated legal life, of eight years. We (our BlackBox subsidiary prior to the BlackBox Acquisition) began amortization of the electric glue related intangibles in December 2010 since the license agreement finalized and patent filings were first being filed. The Company will re-evaluate its amortization practice once products related to these patents are put into full production. When our products are placed in full production we can better evaluate market demand for our technology.

We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists. Once our intellectual property is placed into productive service, we expect to utilize a net present value of future cash flows analysis to calculate carrying value after an impairment determination.

As part of the process of preparing our financial statements, we must estimate our actual current tax liabilities together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the balance sheet. We must assess the likelihood that the deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, a valuation allowance must be established. To the extent we establish a valuation allowance or increase or decrease this allowance in a period, the impact will be included in the tax provision in the statement of operations.

The Company strives to save liquid capital by paying for services or satisfying liabilities, whenever able, by issuance of stock and stock options to consultants and services providers. We also may grant stock options, restricted stock units and restricted stock to directors and consultants.

We measure compensation cost for all stock-based awards at fair value on date of grant and recognize compensation over the requisite service period for awards expected to vest. The fair value of restricted stock and restricted stock units is determined based on the number of shares granted and the quoted price of our common stock on the date of grant. The determination of grant-date fair value for stock option awards is estimated using a Black-Scholes model, which includes variables such as the expected volatility of our share price, the anticipated exercise behavior of our employees, interest rates, and dividend yields. These variables are projected based on our historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments.

Such value is recognized as an expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from our current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. We consider many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

Results of Operations related to BlackBox Semiconductor, Inc. (Delaware) business

Results of Operations relating for our BlackBox operations for the three months ended March 31, 2011 as compared to the period of October 28, 2010 (date of inception) through December 31, 2010, are provided below.

Three Months Ended March 31, 2011 and the period of October 28, 2010 (date of inception) through December 31, 2010

During the period ended March 31, 2011 and the period of October 28, 2010 (date of inception) through December 31, 2010, the Company had no revenues from operations.

The Company had $3,017 in total operating expenses from continuing operations for the three months ended March 31, 2011 as compared to $403 in total operating expenses from October 28, 2010 (date of inception) through December 31, 2010. The increase in total operating expenses is attributed to increase in amortization expenses and additional franchise tax fees.

Plans for Preexisting Operations, Sportbike-customs.com

Prior to our acquisition of BlackBox Delaware, our business was based exclusively on the development of our website, www.sportbike-customs.com. Through the website, our proposed business operations were composed initially of online retail sales of aftermarket Triumph parts and accessories. The website would provide Triumph consumers a more convenient and cost effective way to purchase Triumph parts and accessories.

Management is in the process of winding down this aspect of our business. Any revenues, expenses, and remaining assets or liabilities of the sportbike-customs.com business presented in our financial statements, currently, will be disclosed as discontinued operations.

With BlackBox Delaware as the surviving accounting acquirer, a comparison for our pre-BlackBox Acquisition business operations with those of BlackBox Delaware would not necessarily be appropriate or meaningful in this Report. Moreover, as BlackBox Delaware on its own has limited operations or history, there is little historic information upon which shareholders may assess our business prospects.

Liquidity and Capital Resources

At March 31, 2011, the Company had total assets of $59,967 and total liabilities of $62,387, resulting in a working capital deficiency of $2,420. The Company had stockholders' deficit of $2,420 at March 31, 2011. At December 31, 2010, the Company had total assets of $42,595 and total liabilities of $41,998, resulting in a working capital deficiency of $597. The Company had stockholders' equity of $597 at December 31, 2010

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company has not yet generated revenues and the excess of current liabilities over current assets at year end, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on obtaining additional outside financing. The Company has funded losses from operations primarily from the issuance of debt. The Company believes that the issuance of debt will continue to fund operating losses in the short-term until the Company can generate revenues sufficient to fund its operations.

We intend to retain any future earnings to retire any existing debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes.

License Agreement with University of Chicago

The primary asset of BlackBox includes the exclusive Chicago License entered into as of November 30, 2010, with the University of Chicago, granting to BlackBox Delaware the exclusive, worldwide right to use and sublicense Chicago’s patent-pending Materials and Methods for the Preparation of Nanocomposites (US PTO Application No. PCT/US10/32246) and future patent applications filed by the University of Chicago based on certain other patentable technologies described in the Chicago License.

The technology being licensed is based on Professor of Chemistry Dmitri Talapin’s “electronic glue” chemistry. This technology, management believes, has various commercial applications where more efficient transfer of charges between nanocrystals is desired, such as printed transistors, printed solar cells and printed sensors.

The license granted by the University of Chicago is for worldwide usage by the BlackBox for a period of at least eight years.

The term may be terminated for cause or insolvency.

While the license is exclusive to BlackBox within fields of use other than thermoelectric applications, the University of Chicago licensed the patents to a third party for use in thermoelectric applications and reserved the rights in the underlying technology for all educational and non-commercial research purposes. In addition, the University of Chicago may terminate the license if BlackBox does not raise at least $2,000,000 capital prior to November 30, 2012 or if BlackBox does not employ and maintain a Suitably Qualified Person (as defined in the Chicago License) in a full-time executive position during the term of the license. The Company has hired David Duncan as CEO and has begun capital raising efforts and ,under the terms of the Chicago License, is allowed the use of proceeds from any sale of the Shrink shares to fulfill the capital raising commitment

The Chicago License provides for (i) an annual fee to the University of Chicago of $25,000 until the first commercial sale, and (ii) royalty payments to the University of Chicago, for products utilizing the licensed rights, during the royalty term, as more fully detailed in the agreement, of 3% of net sales of products utilizing the University of Chicago’s licensed technologies, subject to reduction (up to 50%) if the product is sold as a combination product with one or more other products that are not covered by the licensed patents. Minimum royalties for any calendar quarter beginning with the calendar quarter of the first commercial sale are $12,500.

The foregoing description of the Chicago License is a summary only, and is qualified in its entirety by the actual agreement which has been filed as an exhibit to this Report, and, has also been filed as an exhibit to Shrink’s reports.

Properties

The Company currently leases 64 Sq. Ft. of office space at 1462 Erie Boulevard, Schenectady, New York, 12305. The lease for this space is $95.50 per month plus telecommunications costs and certain office expenses and terminates on January 4, 2012, at which time it turns to month to month lease. The Company’s phone number is (518) 935-2830.

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Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act

Directors and Executive Officers.

The following table sets forth, as of the date of this report, the name, age and position of our sole director, executive officers and other significant employees:

Officers and Directors

Name	Age	Position
David Duncan	41	Principal Executive Officer, Principal Financial Officer, and Secretary
Ford Sinclair	44	President, and Sole Director

The backgrounds of our directors, executive officers and significant employees are as follows:

David Duncan, Chief Executive Officer, Principal Financial Officer, and Secretary

On April 4, 2011 the Company’s Board of Directors appointed Mr. David Duncan as the Company’s Chief Executive Officer and Secretary. Mr. Duncan has experience with various companies over the years in business and new market development, operations, and finance for a variety of companies. Specifically, Mr. Duncan was previously Executive Vice President Finance and Administration for Vivaro Corporation between May 2009 through July of 2010. Between February of 2006 and May 2009, Mr. Duncan served in executive roles, including Chief Operating Officer, for Evident Technologies, Inc., a nanotechnology company specializing in the commercialization of quantum dot semiconductor nanocrystals. Mr. Duncan does not currently beneficially own any Company securities. Mr. Duncan receives compensation only as a consultant to the Company pursuant to a month-to month consulting agreement with the Company, as discussed below and above.

Mr. Duncan resigned as Chief Operating Officer of Evident Technologies in May 2009. Evident Technologies filed for bankruptcy in July 2009 pursuant to a pre-packaged plan and financing and re-emerged in December 2010.

Ford Sinclair, President and Sole Director.

Mr. Sinclair is our President and sole Director and has been since April of 2010. Mr. Sinclair is not a full time employee and has other outside commitments. Mr. Sinclair brings an impressive background of success to the Company, specializing in business development, mergers and acquisitions, and new market development for a variety of companies. In 2000 through to 2004, Mr. Sinclair has been directly responsible for completing successful acquisitions of Global Golf Holdings. Since 2004, Mr. Sinclair has been the President and CEO for Banis Business Development Group, a management and consulting firm. Mr. Sinclair currently also serves as Director for Ice House Data Centers, Inc. Mr. Sinclair does not beneficially own any Company securities. Mr. Sinclair devotes approximately 10-20 hours per week to the Company’s business and management.

Mark L. Baum, Esq. (Resigned April 1, 2010)

Mr. Mark L. Baum was a former executive officer of the Company and served as Secretary and Principal Accounting and Executive Officer through April 1, 2010. Mr. Baum is a securities attorney, and is also an executive officer and director of Shrink Nanotechnologies, Inc., since early 2009, and has served on various public company boards of directors or as officers, oftentimes of entities that he his affiliated with or has invested in. Mr. Baum is an affiliate and control person of both NFM and, therefore, Noctua Fund. Other than his indirect share ownership and

Audit Committee.

We do not have an audit committee. We do not have a financial expert serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct on December 31, 2007 authorizing the establishment of a committee to ensure that our disclosure controls and procedures remain effective. Our Code also defines the standard of conduct expected by our officers, directors and employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the year ended December 31, 2010, no Section 16(a) reports required to be filed by our executive officers, directors and greater-than-10% stockholders were filed on a timely basis. To date Mr. Duncan has not filed a Form 3.

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Security Ownership of Certain beneficial Owners and Management

The following table sets forth, based on 135,223,320 issued and outstanding shares of our common stock after the Forward Split, as of July 31, 2011, (ii) persons known by us to own beneficially five (5%) percent or more of the outstanding common stock, and (iii) named directors and officers as a group.

Shares Beneficially Owned(1)
Name and Address of
Beneficial Owner	Shares	%

Directors and Executive Officers
David Duncan(2)	0	0%
Ford Sinclair (2)	250,000	*

All Directors and Officers as a Group	250,000	*%
5% Security Holders
Income Opportunity Capital LLC(3)	12,227,560	9.04%
Noctua Fund Manager, LLC (Total) (4)	116,629,817(5)	68.55%
Noctua Fund Manager, LLC	109,921,777(6)	67.60%
Noctua Fund, L.P.	1,708,040(7)	.95%
Shrink Nanotechnologies, Inc.(8)	27,030,000(8)	19.99%
Total	156,137,377(9)	97.58%

*Under 1%

(1)

In computing the outstanding shares of common stock, the Company has excluded all shares of Common Stock subject to options, warrants or other securities that are not currently exercisable or convertible within 60 days and are therefore not deemed to be outstanding and beneficially owned by the person holding the options, warrants or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. For each beneficial owner above, any options, warrants or other derivative securities, exercisable or convertible within 60 days have been included in the number of shares above and in the numerator denominator for such person.

(2)

The address for David Duncan and Ford Sinclair is, c/o the Company at 1462 Erie Boulevard Schenectady, New York 12305.

(3)

The address for Income Opportunity Capital LLC is 1250 Prospect St. #101, La Jolla, CA 92037, and the managing member of this entity is William Malloy.

(4)

The address for Noctua Fund and NFM, is c/o Noctua Fund Manager, LLC, 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011. Noctua Fund Manager is deemed a beneficial owner of shares owned by Noctua Fund in that it has voting and dispositive power over securities held by the fund. NFM, in turn, is an entity equally beneficially owned and controlled by Messers. Mark L. Baum and James B. Panther II through entities owned or controlled by them. Such persons are non-voting minority limited partners in the Noctua Fund itself.

(5)

Includes total beneficial ownership by Noctua Fund Manager, LLC and Noctua Fund, L.P., inclusive of all shares underlying Preferred stock, warrants or issuable upon conversion of the Unsecured NFM Note and the Secured NFM Note, as detailed in notes (6) and (7) below. Does not include 27,030,000 shares of common stock held by Shrink, of which NFM and its management are control persons and affiliates and, NFM and Noctua Fund manager disclaim beneficial ownership over all shares held by Shrink.

(6)

Includes: (i) 80,000,000 shares of common stock; (ii) 3,843,074 shares of common stock underlying the remaining $65,547 principal and interest outstanding under the 2% Unsecured NFM Note, convertible at $0.017125 per share; and (iv) 23,078,703 shares issuable upon conversion the remaining $10,202.00 of principal and interest outstanding under the 5% Secured NFM Note, due March 31, 2011, which converts at $0.00045 per share; and 3,000,000 shares of common stock underlying common stock purchase warrants exercisable at $.075 per share, or (v) any shares held by Shrink. Does not include (i) 5,000,000 shares of non-convertible Series A Preferred Stock which controls the Company and its board as a result of the ability to vote on a 250 for 1 basis with the common stock holders of the Company and to veto certain actions of the Board. Shares held by NFM and Noctua Fund are itemized and listed separately and are all considered beneficially owned by NFM. NFM and Noctua Fund disclaim beneficial ownership over any shares held by Shrink.

(7)

Noctua Fund is managed by NFM.

(8)

Includes 27,030,000 Exchange Shares issued to Shrink pursuant to the BlackBox Acquisition on June 3, 2011. The address for Shrink is 4100 Calit2 Building, Irvine, California 92697-2800

(9)

Currently, only 135,223,320 shares are outstanding. The above listed amount presumes conversion of all notes owned by 5% security holders and others in the totals.

Changes of Control and Certain Conflicts of Interest

As a result of the ownership and control by NFM and its control persons of over 68% of the voting stock of the Company, in addition to the 5,000,000 shares of Series A Preferred Stock which votes on a 250 – for- 1 basis with the common stock and caries veto and consent rights, such persons have the ability to control all aspects of our business and operations, as well as the right to veto actions taken by the board or other shareholders. As a result, and among other things, NFM may add or remove officers unilaterally, amend our certificate of incorporation from time to time, change our capitalization, cause the Company to purchase, acquire, or encumber assets from time to time, or to make and receive loans or equity investments and, to take any and all other actions that are in their best interest without regard for other shareholders, and without any notice to, or consent of, members of the board of directors, the Company itself, or any other shareholders.

NFM may also cause the Company to make loans or accept loans from time to time, and, as a result of indebtedness owed to them, may foreclose on assets of the Company or its business.

NFM may also sell, transfer or assign any of their shares, their “super voting” Series A Preferred Stock, or dilutive NFM Note or Secured NFM Note, without any consent of the Company, its board or any other shareholders. Any of the foregoing actions could cause immediate and substantial dilution, and/or a change of control of the Company.

NFM and its management are also affiliates, owners and control persons of, Shrink, as well as other entities that we may do business with from time to time. We do not have any form of shareholder voting agreement or voting trust with respect to any securities owned by NFM or its management which has absolute control over securities held by it or by Noctua Fund. Accordingly, such persons can also effect a change of control without notice to or consent from the Company, its shareholders and management.

As a result of the foregoing control, NFM has inherent conflicts of interest in that it has acquired its securities at a low price and can exert control the Company. Persons should not consider an investment in the Company unless they are willing to entrust full control of our operations over to NFM and its management.

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Executive Compensation

The following table summarizes all of the annual compensation paid to all of the company’s named executive officers for the years ended December 31, 2010, 2009, 2008 and 2007:

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards (Shares)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total (Shares)

David Duncan(1)	2011	(1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Principal Financial and Executive
Officer (commencing
April 2011)

Ford Sinclair.(2)	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director, Chief Executive
Officer, Principal Financial	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Officer and Secretary
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Mark L. Baum, Esq.(3)	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former Chief Executive
Officer, Principal Financial	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Officer and Secretary
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Michael West(4)	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former President and
Chief Executive Officer

C. Anthony Ferracone(5)
Former Secretary and
Treasurer

Lawrence Bolton(6)	2007	-0-	-0-	259,259	-0-	-0-	-0-	-0-	259,259
Former President and
Chief Executive Officer

(1)

Mr. Duncan was appointed February 2011, and receives month to month compensation of $13,000. Mr Duncan has not yet received or become eligible for other stock or option or incentive plan awards but may in the event certain financial goals of the Company are met during his tenure.

(2)

On April 1, 2010, Mr. Ford Sinclair was appointed as our Chief Executive Officer, Secretary, Treasurer and sole Director, and, at such time, was principal financial and principal executive officer of the Company. Mr. Sinclair received 250,000 shares in June 2011 as compensation for services from April 1, 2011 through June 2011 The presumed value of these shares was $12,250. Mr. Sinclair was the only board member at the time of this issuance.

(3)	Mr. Mark L. Baum, Esq. held the positions of Chief Executive Officer, Secretary, Treasurer and sole Director from July 7, 2007 until his resignation on April 1, 2010.

(4)	Mr. Michael West held the positions of President and Chief Executive Officer January 1, 2006 until his resignation on October 2, 2006.

(5)	Mr. C. Anthony Ferracone held the positions of Secretary and Treasurer January 1, 2006 until his resignation on July 6, 2007.

(6)	Mr. Lawrence Bolton held the positions of President and Chief Executive Officer October 2, 2006 until his resignation on July 6, 2007.

Option Exercise In Last Fiscal Year And Fiscal Year End Option Values

Our executive officers were not issued any options which could have been exercised during the fiscal years ended December 31, 2010 or 2009.

Duncan Consulting Agreement

Effective as of February 15, 2011, the Company entered into a Consulting Agreement with David Duncan (the “Duncan Consulting Agreement”). The Duncan Consulting Agreement retains Mr. David Duncan as a consultant through May 19, 2011, with compensation of $6,000 for the first month ended March 17, 2011, and $13,000 for each month ended April 17 and May 18, 2011, respectively. Mr. Duncan’s services to be completed during the term of the engagement include, among other things, completion of a website, preparation and refinement of the Company’s solar and semiconductor business plan and investor presentations, and assistance in retention of executive management and strategic investors. After the term, and presuming that the relationship has been successful, the parties have agreed to enter into a more definitive employment agreement with a three year term with monthly compensation at $13,000 per month, benefits, and a bonus structure based on capital raising efforts of the Company and an opportunity to acquire up to 5% of the Company over three years, if thresholds to be agreed upon are met. A copy of the Duncan Consulting Agreement is filed as an exhibit to this Report, the provisions of which are incorporated by reference herein.

Directors' Compensation

Our directors have not received any compensation for the year ended December 31, 2010. All Directors during the fiscal year ended December 31, 2010 have been listed in the Executive Compensation table above. All directors may receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings.

Compensation Committee

We have not formed an independent compensation committee.

Certain Relationships and Related Transactions

Shrink and BlackBox are entities that are indirectly controlled by and affiliated with, Messers. Mark L. Baum and James Panther, II, and the NFM. NFM owns 68% of our common stock, in addition to all 5,000,000 shares of series A Preferred Stock that vote on a 250 for 1 basis with our common stock. NFM therefore has full control over the Company and its management (See Certificate of Designation- Series A Preferred Stock” and preceding sub sections relating to indebtedness to NFM above commencing page 20, “Risk Factors”, above, Security Ownership of Certain beneficial Owners and Management” and “Changes of Control” below. Accordingly, all consents and approvals on the part of Shrink and the Company were approved by, and negotiated by, disinterested members of the board of directors of Shrink. The Company will be required to raise substantial additional capital in order to effectuate its business plan as intended with BlackBox Delaware and the Chicago License. No assurance can be made that the Company will be able to raise sufficient capital to effectuate its proposed business expansion plans that relate to BlackBox Delaware or, even if it is able to raise the capital, that it will be successful in timely commercializing viable and competitive semiconductor products.

During the year ended 2010, the Company subleased approximately 3,000 square feet of office and administrative space from Business Consulting Group Unlimited, Inc., as well as the use of, among other things, internet, postage, copy machines, electricity, furniture, fixtures etc. at a rate of $2,000 per month. Mark L. Baum and James B. Panther, II are owners of Business Consulting Group Unlimited, Inc. Noctua Fund Manager, LLC is the General Partner of Noctua Fund, LP, both of which own an interest in the Company’s common and preferred stock and is a related party. Noctua Fund Manager, LLC is an entity equally beneficially owned and controlled by Mark L. Baum and James B. Panther II through entities owned or controlled by them.

Shrink and BlackBox Delaware are entities that are indirectly controlled by and affiliated with, Messrs. Mark L. Baum and James B. Panther, II. As explained above, Noctua Fund Manager, LLC is an entity equally beneficially owned and controlled by Mark L. Baum and James B. Panther II through entities owned or controlled by them. Such persons are non-voting minority limited partners in the Noctua Fund, L.P.

Legal Proceedings

We are not aware of any legal proceedings or investigations involving the Company.

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business, in particular, that may relate to defense of our intellectual property rights. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

Market for Registrant's Common Equity and Related Stockholder Matters

Market Information

The Company recently completed a 20:1 Forward Split of its Common Stock on January 13, 2011, whereupon 20 new shares of Common Stock were exchange for each outstanding share. As a result, the Company’s stock symbol was temporarily modified to “VTDID” through July 12, 2011 at which time it resumed trading under the symbol “VTDI.” The common stock of the Company, is currently traded over the counter and is listed on the pink sheets. The availability of historical trading prices of our common stock is limited, with periods of little or no trading activity. The following table sets forth the available approximate range of high and low closing prices for the common stock of the Company during the periods indicated. The quotations presented are adjusted to reflect splits in our common stock and reflect inter-dealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions in the common stock.

2010(1)	Low	High
First Quarter	0.00135135	0.0716216
Second Quarter	0.00135135	0.0364865
Third Quarter	0.0283784	0.16216215
Fourth Quarter	0.01216215	0.0283784
2009(1)	Low	High
First Quarter	$0.05	0.0945946
Second Quarter	0.0945946	0.0945946
Third Quarter	0.0945946	0.0945946
Fourth Quarter	0.0945946	0.0945946

(1)Adjusted to reflect 20 for 1 forward split on June 13, 2011.

On March 31, 2011 the closing quotation for our common stock was $0.45 per share. As of July 31, 2011, the closing quotation for our common stock was $0.98 per share.

As reflected by the high and low prices on the foregoing table, the trading price of the common stock of the Company can be volatile with dramatic changes over short periods. The trading price may reflect imbalances in the supply and demand for shares of the Company, market reaction to perceived changes in the industry in which the Company sells products and services, general economic conditions, and other factors. Investors are cautioned that the trading price of the common stock can change dramatically based on changing market perceptions that may be unrelated to the Company and its activities.

Approximate number of equity security holders

The approximate number of record holders of the Company's common stock as of July 31, 2011, was 51which does not include shareholders whose stock is held through securities position listings.

Dividends

The Company did not declare or pay any cash dividends on its common stock during the past two fiscal years. The Company does not foresee a capital surplus and, if any is earned, the Company intends to invest all capital towards growth, research and development of the Company’s technologies and does not intend on declaring a dividend or other distribution in the foreseeable near future.

Securities authorized for issuance under equity compensation plans

Effective as of June 13, 2011, the Company’s Board of Directors adopted the BlackBox Semiconductor, Inc., 2011 Stock Incentive Plan (the “Plan”). The Plan provides for the award of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock or Stock Purchase Rights (all as defined in the Plan), and 50,000,000 shares have been reserved for issuance under the Plan. If an option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered for exchange, the unpurchased shares that were subject to those awards will become available for future grant or sale under the Plan. The Company intends to submit the adoption of the Plan for stockholder approval at its next annual meeting of stockholders. The foregoing is a summary only of the material terms of the Plan, a full copy of which is filed as a copy to this Report.

Purchases of equity securities by the small business issuer and affiliated purchasers

During the year ended December 31, 2010, neither the Company nor any of its affiliates purchased any equity securities of the Company or on behalf of the Company.

Recent Sales of Unregistered Securities

Information relating to recent sales of securities by the Company is provided in Item 3.02 below, and incorporated by reference herein.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share of which 135,223,320 shares are issued and outstanding and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 5,000,000 shares are designated as Series A Preferred Stock and are outstanding. Stockholders do not have any preemptive or subscription rights to purchase shares in any future issuance of our common stock.

Common Stock

The Board of Directors is authorized to issue 1,000,000,000 shares of common stock, par value $0.001 per share, of which 135,223,320 have already been issued and currently remain outstanding. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata, after satisfying all debt and liabilities, on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Preferred Stock

The company has designated and issued 5,000,000 shares of Non-Convertible Series A Preferred Stock, par value $.001 per share (the “Series A Preferred”), of which all 5,000,000 shares have been issued and are currently outstanding. The Series A Preferred shares are non-convertible and maintain a ten for one voting preference such that a holder of the Series A Preferred shall be entitled to vote ten shares for every one share of Series A Preferred held by such shareholder. A more detailed description of the Series A Preferred is contained in this section below, and in the risk factors above.

The Company’s Articles of Incorporation also authorizes the Board to designate and issue, at its sole discretion, an additional 20,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as are determined by the Board from time to time.

Dividend Policy

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. We currently intend to retain all available funds for use in our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination relating to dividend policy will be made by the discretion of our Board of Directors and will depend on a number of factors, including the future earnings, capital requirements, financial condition and future prospects and such other factors as our Board of Directors may deem relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. The Series A Preferred shares maintain a ten for one voting preference such that a holder of the Series A Preferred shall be entitled to vote ten shares for every one share of Series A Preferred held by such shareholder.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders after payment of all debt and liabilities, in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

•

the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Certificate of Designation – Series A Preferred Stock

As previously disclosed, the Company issued 5,000,000 shares of preferred stock for consideration on July 6, 2007. These shares were acquired by NFM. After NFM acquired these shares, it was discovered that the Company failed to properly file the Certificate of Designations designating these shares as Series A Preferred Stock. On March 25, 2011, the Company corrected this error by filing a Certificate of Designation, and NFM exchanged the previously issued shares for new shares of Series A Preferred Stock on a one-for-one basis. The Series A Preferred Stock does not have specific liquidation or mandatory dividend rights, but does grant the holder thereof voting rights, to vote together with common stock holders as a single class, on a 250 for one basis with the common stock (i.e. each share of Series A Preferred Stock gets 250 votes for each share of common stock outstanding and voting in such action), granting the Series A Preferred Stock holder effective control of the Company. In addition, the Series A Preferred Stock contains protective provisions that require affirmative consent of all of the Series A Preferred Stock holders for any action to:

•

Amend, alter or repeal any provision of the Articles of Incorporation or bylaws in a manner that adversely affects the powers of the Series A Preferred Stock,

•

Declare or pay any dividend or make any distributions to stockholders or to acquire for value, any common stock or other equity securities of the Company,

•

Create or authorize or obligate itself to issue shares of any class of capital stock unless it ranks junior to the Series A Preferred Stock with respect to dividends, distribution of assets on liquidation, or accrual of payment of dividends and redemption rights etc.,

•

Reclassify, alter or amend any existing security of the Company that is pari pasu with the Series A Preferred Stock in respect of distributions and liquidations that would make such other class senior to the Series A Preferred Stock, or reclassify any junior securities to become on parity with the series A Preferred Stock,

•

The making of dividends or redemptions of securities of the Company,

•

Create or authorize or issue debt security (or permit a subsidiary to take such action) which would result in aggregate indebtedness of the Company after such debt issuance to exceed $500,000 other than equipment leases or bank warehouse lines of credit without approval of the Board of Directors (but the Company can issue a non-equity linked $3,000,000 non-convertible debt),

•

Create or hold capital stock in any subsidiary that is not wholly owned by the Company or dispose of any capital stock of a subsidiary,

•

Initiate any action to abrogate or diminish the rights of the Series A Preferred Stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah, 84121.

Shares Eligible For Future Sale

As of July 31, 2011, there were 135,223,320 shares of our common stock outstanding. We are authorized to issue by our Articles of Incorporation, an aggregate of 1,000,000,000shares of common stock, par value $0.0001 per share and 25,000,000 shares of preferred stock authorized of which 5,000,000 shares are designated as Series A Preferred Stock held by NFM.

Rule 144

•

Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

•

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding (approximately 1,907,696 on the date hereof, and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company’s securities become listed on NASDAQ or an exchange.

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

However, since our shares are be quoted on the OTCBB, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•

the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•

at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our stockholders, who were stockholders prior to our reverse acquisition of BlackBox Delaware, are able to sell their shares of our common stock from and after June 13, 2011 (the one year anniversary of our filing of current comprehensive disclosure following our reverse acquisition of BlackBox Delaware) without registration.

Item 3.02.

Unregistered Sales of Equity Securities

As consideration for the BlackBox Acquisition, on June 3, 2011, we issued an aggregate of 27,030,000 shares of our common stock, par value $0.001 per share to Shrink (the “Exchange Shares”), or, approximately 19% of our outstanding stock as of the date immediately after the Closing Date. Information relating to this issuance and the BlackBox Acquisition generally are contained throughout Item 1.01 and Item 2.01 above and incorporated by reference herein. The Exchange Shares are restricted securities pursuant to Rule 144 and, the Company believes that the foregoing issuance is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder as a transaction not involving any public offering.

On May 18, 2011, the Company issued 6,750,000 restricted shares of common stock to a computer and accounting consultant for services provided in 2010 and early 2011. These shares are restricted securities pursuant to Rule 144 and, the Company believes that the foregoing issuance is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder as a transaction not involving any public offering.

On June 15, 2011, the Company issued 12,227,560 restricted shares of common stock to Income Opportunity Capital, LLC, a California based fund, for the partial conversion of $209,397 of principal balance and accrued interest of a convertible note. These shares are restricted securities pursuant to Rule 144 and, the Company believes that the foregoing issuance is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder as a transaction not involving any public offering.

On June 15, 2011, the Company issued 6,750,000 restricted shares of common stock to Dan Landry, in exchange for $20,000 of cash paid to the Company prior to the Share Exchange and as founder shares in the new operations of BlackBox Semiconductor, Inc., a Delaware corporation. These shares are restricted securities pursuant to Rule 144 and, the Company believes that the foregoing issuance is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder as a transaction not involving any public offering.

On June 15, 2011, the Company issued 250,000 restricted shares of common stock valued at $12,250 to Ford Sinclair, a Director and executive officer of the company for past and future services. These shares are restricted securities pursuant to Rule 144 and, the Company believes that the foregoing issuance is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder as a transaction not involving any public offering.

Item 4.01

Changes in Registrant’s Certifying Accountants.

The financial statements as of December 31, 2010, and for the period from October 28, 2010 through December 31, 2010 of our newly acquired Delaware formed subsidiary, BlackBox Semiconductor, Inc., were previously audited by Peterson Sullivan LLP, which were the independent registered public accounting firm that audited the consolidated financial statements of Shrink. Accordingly, financial statements prepared by BlackBox for the period commencing its inception in mid 2010 and ended December 31, 2010, were audited by Peterson Sullivan LLP, which statements were relied upon, in part in preparing the Consolidated Financial Statements annexed as an exhibit to this Report.

As the result of the BlackBox Acquisition, effective as of June 3, 2011, BlackBox has become our subsidiary and, therefore, as of such date (e.g. review of the first quarterly report for the period ended June 30, 2011 and thereafter) the independent registered public accounting firm of the Company, Hamilton P.C. will continue to act as the auditor for the Company and BlackBox until their resignation or removal.

Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(i)

The appointment of the new auditors, Hamilton P.C., which took effect  on June 3, 2011 and the subsequent dismissal of Peterson Sullivan LLP, which took effect on June 6, 2011 , were related solely to the change of control of BlackBox resulting from our acquisition of it, and was not related in any way to any disagreement with Peterson Sullivan LLP

(ii)

Peterson Sullivan LLP’s report on the financial statements of BlackBox since its inception in 2010, has not contained any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principals, except for Peterson Sullivan LLP’s audit report dated June 6, 2011, which contains an explanatory paragraph that cited certain conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

(iii)

The decision to utilize the Company’s current accountants was approved by the Company’s sole director, as the Company does not have an audit committee.

(iv)

Since inception of Blackbox neither the Company, nor, based on information, Shrink, has had any disagreements with Peterson Sullivan LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

A copy of the disclosure made herein by the Company has been provided to Peterson & Sullivan LLP prior to the date of filing of this Report with the Securities and Exchange Commission, and the auditors have been requested to furnish the Company with a copy of a letter addressed to the Commission stating that it agrees with the statements made by the Company in this Item 4.01 of this Report. A copy of this letter is filed as an exhibit to this Report.

Appointment of New Auditors

As the result of the BlackBox Acquisition, effective as of June 3, 2011, BlackBox has become our subsidiary and, therefore, as of such date (e.g. review of the first quarterly report for the period ended June 30, 2011 and thereafter) the independent registered public accounting firm of the Company, Hamilton P.C. will continue to act as the auditor for the Company and BlackBox until their resignation or removal. Since its inception in 2010, and through the acquisition date on June 3, 2011, and through the date of the Company’s appointment of Hamilton P.C., neither the Company nor Shink consulted Hamilton P.C. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.01.

Regulation FD Disclosure.

Press Releases

On June 3, 2011, the Company issued a press release relating to the BlackBox Acquisition. A copy of this press release is furnished as an exhibit to this Report.

Item 8.01

Other Matters.

Adoption of BlackBox Semiconductor, Inc. 2011 Stock Incentive Plan

Effective as of June 13, 2011, the Company’s Board of Directors adopted the BlackBox Semiconductor, Inc., 2011 Stock Incentive Plan (the “Plan”). The Plan provides for the award of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock or Stock Purchase Rights (all as defined in the Plan), and 50,000,000 shares have been reserved for issuance under the Plan. If an option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered for exchange, the unpurchased shares that were subject to those awards will become available for future grant or sale under the Plan. The Company intends to submit the adoption of the Plan for stockholder approval at its next annual meeting of stockholders. The foregoing is a summary only of the material terms of the Plan, a full copy of which is filed as a copy to this Report.

Forward Split June 10, 2011

Effective as the open of business on June 13, 2011, the Company effectuated the Forward Split of its common stock on a 20:1 basis, wherein each share of common stock outstanding was exchanged for one 20 new shares. As a result, the capitalization of the Company was changed such that the 4,470,788 shares outstanding immediately prior to the Reverse Split were exchanged for 89,415,760 shares outstanding immediately after the Forward Split. The Forward Split was effectuated by the filing by the Company of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada as of June 10, 2011, and was approved by the Corporation’s shareholders and board. A copy of the Forward Split certificate is filed as an exhibit to this Current Report.

The Company’s stock symbol was temporarily modified to “VTDID” through July 12, 2011 at which time it resumed trading under the symbol “VTDI.”

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The audited financial statements of the Registrant (including the notes thereto) are incorporated herein by reference to our Annual Reports on Form 10-K for the years ended December 31, 2009 and December 31, 2010, as amended to date.   The unaudited quarterly financials statements are also herein incorporated by reference to our Quarterly Reports on Form 10-Q for those applicable periods and its Quarterly Report on Form 10-Q for the period ended March 31, 2011.

(a) Financial statements of business acquired.

The financial statements for BlackBox Semiconductor, Inc. a Delaware corporation, consisting of an audited balance sheet dated as of December 31, 2010, audited statements of operations and statements of cash flows for the period ended December 31, 2010, are filed as Exhibit 99.2 to this current report on Form 8-K.

The financial statements for BlackBox Semiconductor, Inc. a Delaware corporation, consisting of an unaudited balance sheet dated as of March 31, 2011, unaudited statements of operations and statements of cash flows for the period ended March 31, 2011, and notes thereto, are filed as Exhibit 99.3 to this current report on Form 8-K.

(b) Pro forma unaudited financial information.

The pro forma combined financial statements of BlackBox Semiconductor, Inc. a Delaware corporation and BlackBox Semiconductor, Inc. a Nevada corporation for the requisite periods, are filed as Exhibit 99.4 to this Form 8-K and are incorporated herein by reference.

(c) Exhibits.

The following shall be deemed filed or furnished with this Report.

3.1	Certificate of Amendment, filed June 9, 2011, Relating To Forward Split.*
10.1	Share Exchange Agreement between the Company, BlackBox Semiconductor, Inc., and Shrink Nanotechnologies, Inc, as seller, dated as of June 3, 2011.*
10.2	BlackBox Semiconductor, Inc. 2011 Stock Incentive Plan, adopted June 13, 2011.*
10.3	License Agreement between Shrink Nanotechnologies, Inc., BlackBox Semiconductor, Inc., and the University of Chicago, dated as of November 30, 2011. *
10.4

Consulting Agreement between the Company and David Duncan, dated as of February 15, 2011 (Attached as an exhibit to our Form 8-K filed with the SEC on March 28, 2011and incorporated herein by reference).*

16.1	Letter dated September 13, 2011 from Peterson Sullivan LLP to the Securities and Exchange Commission regarding the change in certifying accountant
21.1	List of Subsidiaries of Registrant*
23.1	Consent of Hamilton, PC
23.2	Consent of Peterson Sullivan LLP
99.1	Press Release dated June 3, 2011 relating to BlackBox Acquisition from Shrink Nanotechnologies, Inc. *
99.2	Audited Financial Statements: BlackBox Semiconductor, Inc., a Delaware Corporation*
99.3	Unaudited Financial Statements: BlackBox Semiconductor, Inc., a Delaware Corporation
99.4	Unaudited pro forma consolidated financial statements of the Registrant and BlackBox Semiconductor, Inc., a Delaware Corporation.*

* Previously filed as Exhibit to original filing of Current Report on Form 8-K, date of Report June 3, 2011, as filed on August 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOX SEMICONDUCTOR, INC.

Date: September 13, 2011

By:  /s/ David Duncan

Name: David Duncan

Title: Chief Executive Officer